UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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WEX Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WEX INC.

2020 Notice of Annual Meeting and Proxy Statement

2 WEX Inc.

LETTER TO OUR STOCKHOLDERS
WEX INC.
1 Hancock Street
Portland, Maine 04101
April 22, 2020
Dear Fellow Stockholders,
You are invited to attend the 2020 annual meeting of stockholders of WEX Inc., or the Company. To support the health and well-being of our stockholders, employees and directors in light of the recent coronavirus (COVID-19) outbreak, the meeting will be held via the Internet at a virtual audio web conference at the following website (https://web.lumiagm.com/289188153) on Thursday, May 14, 2020, at 8:00 a.m., Eastern Time.
At the meeting we will:

•	elect three directors for three-year terms,

•	conduct an advisory (non-binding) vote on the compensation of our named executive officers,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and

•	consider any other business properly coming before the meeting.
As noted above, due to the COVID-19 outbreak, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet as a virtual web conference. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
On behalf of the Board of Directors and the employees of WEX Inc., we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Melissa Smith Chair and Chief Executive Officer

2020 Proxy Statement 1

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Thursday, May 14, 2020 8:00 a.m., Eastern Time	Virtual Audio Web Conference https://web.lumiagm.com/289188153 Password: wex2020	Who Can Vote Stockholders who owned shares of our common stock at the close of business on March 17, 2020 are entitled to vote

Agenda	Board Recommendation	For Further Details
Elect three directors for three-year terms	FOR each director nominee	Page 9
Conduct an advisory (non-binding) vote on the compensation of our named executive officers	FOR	Page 33
Vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020	FOR	Page 64
Stockholders will also consider any other business properly coming before the annual meeting.
To support the health and well-being of our stockholders, employees and directors in light of the recent coronavirus (COVID-19) outbreak, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that stockholders can attend the annual meeting online, vote their shares electronically during the online meeting and submit questions during the online meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2020. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
For the first time, instead of mailing a paper copy of our proxy materials to all of our stockholders, this year we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2019 (the “2019 Annual Report”). On or about April 22, 2020, we will begin mailing the Notice to stockholders and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders who receive a Notice may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials, including this proxy statement, our 2019 Annual Report and a form or proxy card or voting instruction card. We have chosen to employ this distribution process in response to logistical challenges posed by the COVID-19 pandemic and to conserve natural resources and reduce the costs of printing and distributing our proxy materials.
Stockholders who owned shares of our common stock at the close of business on March 17, 2020 are entitled to attend the meeting online and vote at the meeting and any adjournment or postponement of the meeting. Stockholders that owned stock in “street name” as of such date must demonstrate proof of beneficial ownership to virtually attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote electronically during the meeting. A complete list of registered stockholders will be available to stockholders of record during the annual meeting for examination at https://web.lumiagm.com/289188153. Further information about how to register to attend the annual meeting, attend the annual meeting online, vote your shares electronically during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Hilary A. Rapkin
Chief Legal Officer

2 WEX Inc.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2020:
The Notice of Annual Meeting, proxy statement and 2019 annual report to stockholders are available for viewing, printing and downloading at https://ir.wexinc.com/financials/proxy-statement. These documents are also available to any stockholder who wishes to receive a paper copy by calling 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers), visiting https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials or emailing info@astfinancial.com.
How to Vote: If you are a stockholder of record, to vote prior to the annual meeting you may use the following voting methods:

Internet Go to www.voteproxy.com. You will need the control number included on your Notice or proxy card. Your vote must be received by 11:59 p.m ET on May 13, 2020 to be counted.
Mail
If you requested printed copies of proxy materials be sent to you by mail, either use Internet or Telephone voting, or complete, sign and date your enclosed proxy card and return it by mail in the enclosed prepaid and addressed envelope prior to the meeting.

Telephone
Dial 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the recorded instructions. You will need the control number on your Notice or proxy card. Your vote must be received by 11:59 p.m ET on May 13, 2020 to be counted.

If you are a stockholder of record, you may also vote your shares electronically during the virtual annual meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2020.
If you hold your stock in “street name,” that is, held for y our account by a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee in order to vote prior to or during the annual meeting. If you hold your stock in “street name,” you must obtain a legal proxy from your bank, broker or other nominee in order to vote during the annual meeting.

2020 Proxy Statement 3

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of WEX Inc. for use at our annual meeting of stockholders to be held on Thursday, May 14, 2020 via the Internet at a virtual web conference at https://web.lumiagm.com/289188153. On or about April 22, 2020, we are mailing a Notice of Internet Availability to our stockholders and making this Proxy Statement, our annual report to stockholders and our proxy card available to stockholders on the website set forth in the Notice of Internet Availability.
Company Overview
WEX Inc. is a leading financial technology service provider operating in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment, transaction processing and information management services specifically designed for the needs of commercial and government fleets. Our Travel and Corporate Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Our Health and Employee Benefit Solutions segment provides a software-as-a-service, or “SaaS”, platform for consumer directed healthcare payments, as well as payroll related benefits to customers in Brazil. During 2019, Fleet Solutions revenue represented approximately 60% of our total revenue, Travel and Corporate Solutions revenue represented approximately 21% of our total revenue, and Health and Employee Benefit Solutions revenue represented approximately 19% of our total revenue.
2019 Performance Highlights
2019 was a strong year operationally for WEX. The Company’s 2019 revenue grew 15%, adjusted net income attributable to shareholders, a non-GAAP measure, grew nearly 12% and annualized total stockholder return (TSR) increased significantly to 49.6%, as compared to 2018’s flat -0.8%, as shown in the charts below. Our growth in the past several years has been supplemented by acquisitions in each of our three business segments.

Revenue $ millions	Adjusted Net-Income $ millions	Annualized Shareholder Return (at 12/31/19)

Please note that the reconciliations of the non-GAAP financial measures discussed in this proxy statement are located in Appendix A.

4 WEX Inc.

PROXY STATEMENT SUMMARY

Proposal 1
Election of Directors The Board recommends a vote FOR each director nominee. See page 9.

Our Board of Directors
The following provides summary information about each director nominee and continuing director:

Name and Primary Occupation		Age	Director Since	Committee Membership
				AC	CC	CGC	FC	TC
Susan Sobbott		55	2018	M	M
Former President of Global Commercial Services, American Express Company
Stephen Smith		49	2019	M			M
President and Chief Executive Officer, L.L.Bean
James Groch		58	NN	PM			PM
Global Group President and Chief Investment Officer CBRE Group, Inc.
Regina O. Sommer		62	2005	C		M		M
Former Vice President and Chief Financial Officer, Netegrity, Inc.
Jack VanWoerkom	, LD	66	2005		M	C
Former General Counsel and Chief Compliance Officer, Porchlight Equity
John E. Bachman		64	2016	M			M
Former Partner, PricewaterhouseCoopers LLP
Daniel Callahan		63	2019		C			M
Former Global Head of Operations and Technology, Citigroup
Shikhar Ghosh		62	2005			M		C
Professor of Management Practice, Harvard Business School
James Neary		55	2016		M		C
Managing Director, Warburg Pincus
Melissa Smith		51	2014
Chair and Chief Executive Officer, WEX Inc.

AC – Audit Committee	FC – Financial Committee	M – Member	PM – Prospective Member
CC – Compensation Committee	TC – Technology Committee	– Independent	LD – Lead Director
CGC – Corporate Governance Committee	C – Chair	NN – New Nominee

2020 Proxy Statement 5

PROXY STATEMENT SUMMARY

Projected Board Snapshot

Independence	Tenure	Age	Diversity
Independent	<3 years	<50 years	Female
Not Independent	3-7 years	50-60 years	Ethnically Diverse
	>7 years	61-70 years
>70 years

Skills and Experiences
Finance, Accounting, or Reporting Experience	Global or International Business Experience
Legal or Regulatory Experience	Leadership Experience
Business Development and M&A Experience	Technology Experience
Marketing or Public Relations Experience	Industry Experience
Risk Management
The above Projected Board Snapshot includes our nominee for director, Mr. Groch, and describes the WEX Board characteristics assuming Mr. Groch is elected by our stockholders at the upcoming annual meeting.

6 WEX Inc.

PROXY STATEMENT SUMMARY

Proposal 2
Advisory (Non-Binding) Vote on The Compensation of Our Named Executive Officers The Board recommends a vote FOR this proposal. See page 33.

Our Approach to Compensation
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of: base salary, annual cash bonus and long-term incentives.
The majority of CEO compensation is variable (“at risk”). For 2019, 88% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance.

2019 CEO Target Total Compensation Mix	2019 CEO Long-term Incentive Mix

12%
Salary
17%
Annual Incentive
10%
RSUs
18%
Stock Options
43%
PSUs
(88%)
Variable Compensation

15%
RSUs
25%
Stock Options
60%
PSUs
(85%)
Performance Contingent

The majority of the compensation for the remaining named executive officers is also variable and tied directly to Company performance outcomes, as described above.

Proposal 3
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm For Fiscal Year 2020 The Board recommends a vote FOR this proposal. See page 64.

The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2020 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.

2020 Proxy Statement 7

TABLE OF CONTENTS

Letter to Our Stockholders	1

New in this Proxy Statement
•    Enhanced graphical disclosure for ease of reference
•    Disclosure of ESG oversight moving to Corporate Governance Committee and launching of formal program
•    Information about globally accessible 2020 virtual-only annual meeting to address COVID-19 Pandemic

Notice of 2020 Annual Meeting of Stockholders	2
Proxy Statement Summary	4

Governance	9

Proposal 1: Election of Directors	9
The Board of Directors	10
The Board's Role and Responsibilities	19
Board Structure	21
Board Practices, Policies and Processes	24
Director Compensation	27

Executive Officers	31

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may appear throughout this report. When used in this proxy statement, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future opportunity,” “intend,” “may,” “plan,” “project,” “should,” “strategy,” “target,” “would,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially, including: the susceptibility of our industry and the markets addressed by our, and our customers’, products and services to economic downturns, including as a result of widespread illness such as COVID-19; the scope and severity of COVID-19; and risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2019, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2020. In addition, descriptions of historic performance and performance targets may not be indicative of future performance in light of these risks and uncertainties. The proxy statement speaks only as to the date it has been made available to stockholders, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Executive Compensation	33

Proposal 2: Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers	33

Compensation Discussion & Analysis	34
Compensation Committee Report	51
Executive Compensation Tables	52
Pay Ratio Disclosure	63

Audit Matters	64

Proposal 3: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2020	64
Auditor Selection and Fees	65
Audit Committee Report	66

Information About Stock Ownership	67

Principal Stockholders	67
Securities Authorized for Issuance under Equity Compensation Plans	69

General Information about the Annual Meeting and Voting Your Shares	70
Other Business	78
Appendix A	79

8 WEX Inc.

GOVERNANCE

Proposal 1
Election of Directors

At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring.
Our nominees to serve as Class III directors this year are:
•    Susan Sobbott
•    Stephen Smith
•    James Groch
Michael Dubyak, Rowland Moriarty, Susan Sobbott, and Stephen Smith currently serve as Class III directors. Susan Sobbott, who has served as a member of our Board since December 2018, and Stephen Smith, who has served as a member of our Board since September 2019, are standing for reelection at the 2020 annual meeting of stockholders. Michael Dubyak and Rowland Moriarty will retire at the end of their terms and will not be standing for reelection at the 2020 annual meeting of stockholders. James Groch is a nominee for election as a Class III director for his first term on the Board. Susan Sobbott, Stephen Smith and James Groch have consented to serve a three-year term expiring at the 2023 annual meeting of stockholders.
The Corporate Governance Committee has recommended Susan Sobbott, Stephen Smith and James Groch. The Board has determined that the fourth Class III seat will remain vacant until such time as the Board fills the vacancy. The Board is actively searching for a candidate to fill the fourth Class III seat.

We recommend a vote FOR these nominees.

2020 Proxy Statement 9

GOVERNANCE

The Board of Directors
Selection of Directors
The Corporate Governance Committee of the Board of Directors of WEX Inc. is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending to the Board the persons to be nominated for election as directors at the annual meeting of stockholders in accordance with the Corporate Governance Guidelines, the policies and principles in the Corporate Governance Committee charter and the applicable criteria adopted by the Board. The Board regularly evaluates the Board and its committees for the proper mix of skills, experience and backgrounds to maintain a high-functioning and adept Board. The Corporate Governance Committee seeks directors with the following types of experience:

FINANCE, ACCOUNTING, OR REPORTING EXPERIENCE — Directors with an understanding of finance and financial reporting processes are valued on our Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.

LEGAL OR REGULATORY EXPERIENCE — Directors who have had legal or regulatory experience provide insights into addressing significant legal and public policy issues, particularly in areas related to our Company’s business and operations. Because our Company’s business requires compliance with a variety of regulatory requirements across a number of countries, our Board values directors with relevant legal or regulatory experience.

BUSINESS DEVELOPMENT AND M&A EXPERIENCE — Directors with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in analyzing the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and assessing management’s plans for integration with existing operations.

MARKETING OR PUBLIC RELATIONS EXPERIENCE — Directors who have had relevant experience in marketing, brand management, and public relations, especially on a global basis, provide important insights to our Board.

RISK MANAGEMENT — Directors with experience overseeing the management of operational and financial risks, including those presented by new, strategic opportunities, provide valuable stewardship.

GLOBAL OR INTERNATIONAL BUSINESS EXPERIENCE — Because our Company is a global organization, directors with broad international exposure provide useful business and cultural perspectives. We seek directors who have had relevant experience with multinational companies or in international markets.

LEADERSHIP EXPERIENCE — We believe that directors who have held significant leadership positions over an extended period, especially CEO positions, provide the Company with unique insights. These people generally possess extraordinary leadership qualities, and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

TECHNOLOGY EXPERIENCE — As a technology company and leading innovator, we seek directors with backgrounds in technology because our success depends on developing, investing in and protecting new technologies and ideas. We also target directors who can help guide the Company in advancing our strategy into new payment industries.

INDUSTRY EXPERIENCE — We seek directors with experience in the payments industry generally and fleet, travel and healthcare payments specifically.

10 WEX Inc.

GOVERNANCE

Director Nominations and Recommendations
Class III Director Nominees (Term Expires in 2023)

SUSAN SOBBOTT Independent Former President of Global Commercial Services, American Express Company Age: 55 | Director Since: 2018 Board Committees: Audit, Compensation

Key Experience:
Leadership	Industry	Business Development & M&A	Global or International Business	Marketing or Public Relations

Ms. Sobbott served on the board of directors of The Children’s Place, the largest publicly-traded specialty retailer of children’s apparel in North America from June 2014 through May 2019. She also serves on the board of Red Ventures, a privately held digital marketing provider for many of the world’s biggest consumer brands. Prior to her retirement in February 2018, Ms. Sobbott was an officer at the American Express Company, a multinational financial services company. At the American Express Company, Ms. Sobbott served from December 2015 to February 2018 as the President of Global Commercial Services, a multibillion-dollar global division. From January 2014 to November 2015, she was President of Global Corporate Payments. From 2004 to January 2014, she was President and General Manager of American Express OPEN, a multibillion-dollar business unit within American Express Company serving small businesses. Ms. Sobbott served as an officer of the firm, as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction, and as a member of the Enterprise Risk Management Committee.
The Board concluded that Ms. Sobbott is well suited to serve as a director of the Company because of her industry experience garnered while serving as a key executive at American Express. This includes Ms. Sobbott’s leadership running large international business units at American Express.

2020 Proxy Statement 11

GOVERNANCE

STEPHEN SMITH Independent President and Chief Executive Officer, L.L.Bean Age: 49 | Director Since: 2019 Board Committees: Audit, Finance

Key Experience:
Leadership	Marketing or Public Relations	Business Development & M&A	Global or International Business

Mr. Smith serves on the board of directors of L.L.Bean, a privately held retail company, and the Appalachian Mountain Club, a not-for-profit environmental conservation and recreation corporation. Since January 2016, Mr. Smith has served as the President and Chief Executive Officer of L.L.Bean. From July 2011 to November 2015, Mr. Smith held various positions at subsidiaries of Walmart, a multinational retail corporation. From April 2015 to November 2015, Mr. Smith oversaw marketing and merchandising for Shanghai-based Yihaodian, a Walmart e-commerce business. From May 2012 to January 2015, Mr. Smith was the Chief Customer Officer of Asda, a Walmart-owned food, fashion and general merchandise business in the United Kingdom. Prior to joining Walmart, from 2003 to 2011 Mr. Smith held various leadership positions at Delhaize Group subsidiaries, a Belgium-based food retailer.
The Board concluded that Mr. Smith is well suited to serve as a director of the Company because of his leadership experience garnered while serving as the CEO and President of L.L.Bean, including Mr. Smith’s marketing, business development, and international experience.

JAMES GROCH Independent Global Group President and Chief Investment Officer, CBRE Group Age: 58 | Director Nominee

Key Experience:
Leadership	Risk Management	Finance, Accounting, or Reporting	Business Development & M&A	Technology

Since 2009, Mr. Groch has served as a C-Suite Executive at CBRE Group, Inc., a Fortune 150 multinational commercial real estate services and investment management firm with over 100,000 employees and $100 billion of assets under investment management. In his roles as the Company’s Global Group President and Chief Investment officer (since May 2019), Chief Financial Officer and Chief Investment Officer (March 2014-May 2019), and EVP Strategy and Corporate Finance & Chief Investment Officer (January 2009-March 2014), he has been responsible for overseeing or directly executing the Company’s extensive balance sheet, M&A (over 90 acquisitions) and strategy activities, as well as investments via its Trammell Crow Company subsidiary. In addition to his Finance and Corporate Development activities, Mr. Groch has been active in technology, leading the development of two significant software platforms still core to CBRE today, and acquiring SaaS companies. Prior to CBRE, from 1991 to 2009, Mr. Groch held numerous senior executive roles at Trammell Crow Company, a NYSE company from 1997 until sold to CBRE in 2006. These roles included President of Funds and Investment Management, Head of Corporate Development, President of Development and Investments - Eastern U.S., and Managing Director of Trammell Crow Northeast. In 1988, Mr. Groch became a partner at Trammell Crow Company, three years after he joined the Company. He received his M.B.A. from the Darden School of Business at the University of Virginia in 1985.
The Board concluded that Mr. Groch is well suited to serve as a director of the Company because of his leadership experience garnered while serving as an executive officer of CBRE, a publicly-traded real estate services and investment management company including Mr. Groch's finance, business development, technology, risk management, and leadership experience.

12 WEX Inc.

GOVERNANCE

Class I Directors (Term Expires in 2021)

REGINA O. SOMMER Independent Former Vice President and Chief Financial Officer, Netegrity, Inc. Age: 62 | Director Since: 2005 Board Committees: Audit (Chair), Corporate Governance, Technology

Key Experience:
Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Risk Management	Technology

Since March 2005, Ms. Sommer has been a financial and business consultant. From January 2002 until March 2005, Ms. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers. Ms. Sommer served on the Board of SoundBite Communications, Inc., a telecommunications service provider, from 2006 until May 2012, where she was the chair of the Audit Committee and a member of the Compensation Committee. In addition, she sat on the Board of Insulet Corporation from January 2008 to August 2017, a publicly held provider of an insulin infusion system for people with insulin dependent diabetes. She also served on Insulet’s Audit Committee and Nominating and Governance Committee. Ms. Sommer also sat on the Board of ING Direct, a banking and financial services company, from January 2008 until February 2012, and served as a member of the Audit, Risk Oversight and Investment and the Governance and Conduct Review Committees.
The Board concluded that Ms. Sommer is well suited to serve as a director of the Company because of her past leadership experience as the Chief Financial Officer of two publicly-traded companies. In addition, she brings significant financial expertise across a broad range of industries relevant to the Company’s business, including banking, software development and auditing. She also adds value from her experience in business development.

2020 Proxy Statement 13

GOVERNANCE

JACK VANWOERKOM Independent Former General Counsel and Chief Compliance Officer, Porchlight Equity Age: 66 | Director Since: 2005 Board Committees: Compensation, Corporate Governance (Chair)

Key Experience:
Business Development & M&A	Leadership	Legal or Regulatory	Global or International Business	Risk Management

Mr. VanWoerkom has served as Vice Chairman and Lead Director of the Board since September 2019. Mr. VanWoerkom served as the General Counsel and Chief Compliance Officer of Porchlight Equity (formerly Highland Consumer Fund), a private equity firm specializing in lower middle market companies, from January 2017 until December 2018. Before serving as General Counsel and Chief Compliance Officer, Mr. VanWoerkom served as an Operating Partner at Porchlight Equity from June 2015 until January 2017. From June 2011 until June 2015, Mr. VanWoerkom was retired. From June 2007 until June 2011, Mr. VanWoerkom was employed by The Home Depot, Inc., a home improvement retailer, as Executive Vice President, General Counsel and Corporate Secretary. Mr. VanWoerkom served as Executive Vice President, General Counsel and Secretary of Staples, Inc., an office supply retailer, from March 2004 to June 2007. From March 1999 to March 2004, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples.
The Board concluded that, due to his experience as a general counsel and an executive officer of several companies, Mr. VanWoerkom is well suited to serve as a director of the Company. Specifically, his experience with legal, regulatory, corporate governance and corporate transactions, including mergers and acquisitions, provides a valuable point of view on the Board. Mr. VanWoerkom brings an international perspective to the Board owing to his experience with managing global suppliers and international operations.

JOHN E. BACHMAN Independent Former Partner, PricewaterhouseCoopers LLP Age: 64 | Director Since: 2016 Board Committees: Audit, Finance

Key Experience:
Global or International Business	Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Risk Management

Prior to his retirement, Mr. Bachman was a partner at the accounting firm of PricewaterhouseCoopers LLP, a firm that focuses on audit, assurance, tax and consulting services, from 1989 to 2015. At PwC, Mr. Bachman served as the Operations Leader of the firm’s U.S. Assurance Practice from July 2007 to November 2013, with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Prior to this operational role, Mr. Bachman served for three years as the firm’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries. Mr. Bachman has served on the Board of The Children’s Place, Inc., a children’s specialty apparel retailer since March 2016 and has served on the Board of Grocery Outlet Holding Corp., a discount supermarket company, since November 2019. Mr. Bachman received an MBA from the Harvard University Graduate Business School and a bachelor’s degree from Bucknell University.
The Board concluded that Mr. Bachman is well suited to serve as a director of the Company because of his extensive background in auditing, as well as his strategy and operations experience with C-level executives, which will benefit WEX’s vision of global expansion now and in the future.

14 WEX Inc.

GOVERNANCE

Class II Directors (Term Expires in 2022)

DANIEL CALLAHAN Independent Former Global Head of Operations and Technology, Citigroup Age: 63 | Director Since: 2019 Board Committees: Compensation (Chair), Technology

Key Experience:
Leadership	Industry	Global or International Business	Technology

Prior to his retirement in December 2018, Mr. Callahan was an officer of Citigroup, an American multinational investment bank and financial services corporation. At Citigroup, Mr. Callahan served from October 2007 to December 2018 as the Global Head of Operations and Technology. From July 2005 to July 2007, Mr. Callahan was Managing Director at Credit Suisse, a financial services company. In addition, Mr. Callahan has served as the Executive Chair of Time, a news publication, since April 2019 and Executive Partner at Bridge Growth Partners, a technology investment firm, since October 2019. Mr. Callahan also currently serves as a director on the Columbia University's Teachers College charity board as well as on the boards of several private companies.
The Board concluded that Mr. Callahan is well suited to serve as a director of the Company because of his industry experience as a key executive of Citigroup. Mr. Callahan’s qualifications to serve on the Board include his technology experience in a leadership position of a global financial services corporation.

SHIKHAR GHOSH Independent Professor of Management Practice, Harvard Business School Age: 62 | Director Since: 2005 Board Committees: Governance, Technology (Chair)

Key Experience:
Business Development & M&A	Leadership	Technology	Global or International Business

Mr. Ghosh is a Professor of Management Practice at the Harvard Business School. He has been on the faculty since August 2008 and is Co-Chairman of the Rock Center for Entrepreneurship at Harvard University. Mr. Ghosh is also currently on the Board of Evidence Action, a non-profit organization that provides health services to over 200 million children across multiple countries. From June 2006 until December 2007, Mr. Ghosh was the Chief Executive Officer of Risk Syndication for the Kessler Group, where he enabled bank clients and their endorsing partners to market credit cards. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the Chief Executive Officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, a management consulting firm, and was elected as a worldwide partner and a director of the firm in 1988.
The Board concluded that Mr. Ghosh is well suited to serve as a director of the Company because of his experience with various technology related ventures and record of founding companies that have operated in emerging technology markets. Mr. Ghosh’s qualifications to serve on the Board include his academic experience and executive management, business development and leadership experience, as the Chairman and CEO of various companies.

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JAMES NEARY Independent Managing Director, Warburg Pincus Age: 55 | Director Since: 2016 Board Committees: Compensation, Finance (Chair)

Key Experience:
Technology	Business Development & M&A	Leadership	Industry

Mr. Neary is a managing director of Warburg Pincus, a private equity firm, which he joined in 2000. Mr. Neary has served as co-head of the Industrial & Business Services team since June 2013 and is also a member of the firm’s executive management group. From 2010 to June 2013, Mr. Neary led the firm’s late-stage efforts in the technology and business services sectors in the U.S. Prior to that, from 2004 to 2010, he was co-head of the technology, media and telecommunications investment efforts in the U.S. From 2000 to 2004, Mr. Neary led the firm’s Capital Markets activities. Before joining Warburg Pincus, he was a managing director at Chase Securities, an investment advisory firm. Mr. Neary has been the Chairman of Endurance International Group, a web presence solutions company, since December 2011 and Hygiena, a manufacturer of food safety devices, since August 2016. He is also a director of several private companies and a trustee of The Mount Sinai Health Systems. Mr. Neary has previously served on the Boards of Fidelity National Information Services, Inc., a bank technology processing company, from October 2009 to October 2013, Coyote Logistics, a truck brokerage business now owned by UPS, from November 2007 to September 2015 and Interactive Data Corporation, a firm providing financial market data and analytics and now owned by Intercontinental Exchange, from July 2010 to December 2015.
The Board concluded that Mr. Neary is qualified to serve as a director of the Company due to his extensive knowledge of the payments industry, strategy and business development and his wide-ranging experience as a director and as chairman of other large, complex companies.

MELISSA SMITH Chair and Chief Executive Officer, WEX Inc. Age: 51 | Director Since: 2014

Key Experience:
Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Industry	Technology

Ms. Smith has served as the Chair of the Board since September 2019. Ms. Smith assumed the role of Chief Executive Officer of WEX and a seat on the Board in January 2014. She has served as the Company’s President since May 2013. Previously, Ms. Smith served as President, The Americas, from April 2011 to April 2013 and as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011. From September 2001 through November 2007, Ms. Smith served as Senior Vice President, Finance and Chief Financial Officer. From May 1997 to August 2001, Ms. Smith held various positions of increasing responsibility with the Company. Ms. Smith began her career at Ernst & Young.
The Board concluded that Ms. Smith is well suited to serve as a director of the Company because of her experience with the Company in various positions with increasing responsibilities across all facets of the Company. The Board benefits from the leadership skills, financial expertise and business development expertise of Ms. Smith. Ms. Smith has over 20 years of experience with the Company.

Rowland Moriarty and Michael Dubyak also currently serve as Class III directors. However, Dr. Moriarty and Mr. Dubyak will each retire at the end of their term and will not stand for reelection at the 2020 annual meeting.

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Board Refreshment/Succession Planning
Number of Directors and Terms
Our certificate of incorporation provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that our Board shall consist of such number of directors as from time to time is fixed exclusively by resolution of the Board. Currently, the Board has fixed the size of the Board at 11 directors, who serve staggered terms as follows:

•
each director who is elected at an annual meeting of stockholders serves a three-year term and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.
Director Nominations and Recommendations
The Corporate Governance Committee responsibilities include recommending candidates for nomination to the Board. In identifying potential directors, the Corporate Governance Committee may: retain a search firm; consider their professional networks; evaluate highly regarded leaders in industry and academia; or, entertain suggestions from stockholders or other business organizations, among other ways suitable for identifying potential directors.
The Corporate Governance Committee will consider candidates nominated or recommended by stockholders as potential director nominees in the same manner as candidates identified by the Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy card for the next annual meeting. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the “Information About Voting Procedures” section of this proxy statement in the answer to the question entitled “How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?”
To be timely, a stockholder’s notice to the Secretary of a director nominee for next year’s annual meeting must be delivered to or mailed and received no earlier than January 14, 2021 nor later than February 13, 2021. However, in the event that the annual meeting is called for a date that is not within 25 days before or after May 14, 2021, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.
In addition, to be considered timely, notice to the Secretary of a “proxy access” director nominee for next year’s annual meeting pursuant to our newly-adopted Bylaw provision must be received in writing by the Secretary no earlier than December 15, 2020 nor later than January 14, 2021. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Stockholder nominations, including pursuant to the proxy access provision, must be addressed to:
WEX Inc.
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106

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Director Qualifications
The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee’s charter, each of which is available on our website. The Corporate Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

Our Corporate Governance Committee does not have a policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. Our Board currently is comprised of 11 directors (and will be comprised of 10 directors if all director nominees are elected at the 2020 annual meeting), and embodies that principle of diversified composition and thought. As presently constituted, our Board includes three women and a South Asian. The Corporate Governance Committee intends to be mindful of diversity, with respect to gender, race and national origin, in connection with future nominations of directors not presently serving on the Board. In addition, our Corporate Governance Committee’s charter provides that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Application of Criteria to Existing Directors
The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. The Corporate Governance Committee uses its best judgment and discretion in applying the criteria to the existing directors keeping in mind the interest of the Company.
In addition, the Corporate Governance Committee considers the existing directors’ performance on the Board and any committee, including consideration of the extent to which the directors undertook continuing director education.
The backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company’s determination that each director is well suited to serve on the Board is specified with his or her respective biographical entry under the “Nominees for and Members of the Board of Directors” section of this proxy statement.
Board Tenure and Retirement Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefit the entire membership of the Board as well as management. As an alternative to term limits, any director who reaches the age of 72 is subject to mandatory retirement at the end of his or her then-current term and the Corporate Governance Committee reviews each director’s continuation on the Board prior to nomination for re-election. This allows each director the opportunity to confirm his or her desire to continue as a member of the Board and allows the Company to replace directors who are no longer interested or effective.

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Any director who reaches the age of 72 while serving as a director will retire from the Board effective at the end of his or her then current term.
The Board’s Role and Responsibilities
Overview
Our business is managed under the direction of our Board pursuant to the Delaware General Corporation Law and our Bylaws. The Board has responsibility for establishing broad corporate policies and for our overall company performance. The Board keeps itself informed of company business through regular written reports and analyses and discussions with our CEO and our senior leadership; by reviewing materials provided to the Board and by outside advisors as appropriate; and by participating in Board and Board Committee meetings. For example, each year, the Board holds a two-day strategy session, which includes presentations from many senior executives across our lines of business. Additionally, at Board meetings, the Board routinely engages with senior management on critical business matters that tie to the Company’s overall strategy. The Board actively oversees our long-term business strategy and is actively engaged in ensuring that our culture reflects a commitment to integrity, compliance, and inclusion. In addition, our Board regularly meets with members of management who represent our next generation of leadership to ensure that our leadership pipeline remains robust, diverse and inclusive, and is linked to our long-term strategy.
Risk Oversight
Our Board oversees our risk management processes directly, and through a risk management program overseen by both: (i) the Company’s Chief Legal Officer, who reports directly to the Chief Executive Officer; and, (ii) our Vice President, Chief Ethics and Compliance Officer, who reports to the Company’s Chief Legal Officer. Risks are identified and prioritized by our management, and a report of those risks is presented to the full Board. In general, our Board oversees risk management activities relating to business strategy, operations and financial and legal risks. Our appointment of both: (i) a Chair and (ii) Vice Chairman and Lead Director of the Board allows for an efficient delegation of responsibilities for risk oversight amongst those two individuals. Oversight of particular risks are delegated to committees of the Board, as appropriate, based upon the nature of any particular risk, including as follows:

AUDIT COMMITTEE	COMPENSATION COMMITTEE	TECHNOLOGY COMMITTEE	FINANCE COMMITTEE
• Oversees the process by which various enterprise risks are managed and reported to the Board, as well as activities related to financial controls and legal and corporate compliance.	• Oversees risks related to our compensation programs for employees, officers and directors.
•    Assists the Board and Audit Committee in their oversight of the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity.
•    In connection with the oversight of cybersecurity risk, our Technology Committee receives regular reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity.

•    Responsibilities include advising the Board and the Company’s management with respect to risks associated with potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures.
•    Oversees risk related to interest rates, fuel prices, and leverage.

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In addition to the above-referenced standing committees, and specifically in response to the COVID-19 pandemic, our Board convened an Ad Hoc Committee in March 2020. The Ad Hoc Committee's responsibilities include: advising and making recommendations to the Board and the Company’s management regarding its ongoing operations in light of COVID-19; addressing any matters as the Board may delegate from time-to-time to the Ad Hoc Committee; and, meeting and taking such action as it is authorized in emergent circumstances during those periods between regularly-convened Board meetings, except that the Committee shall be available to consult with management as often as necessary to guide management and assist the Board in discharging its fiduciary obligations. However, the Ad Hoc Committee shall not include any roles, responsibilities or obligations otherwise expressly reserved for any other committee of the Board. The Ad Hoc Committee shall remain empaneled for a minimum of six months, subject to further extension, as the circumstances relating to COVID-19 and the associated economic impacts shall dictate. The members of the Ad Hoc Committee are Mr. VanWoerkom and Ms. Sommer.
Cybersecurity Risk Management
In connection with the oversight of cybersecurity risk, our Technology Committee receives regular reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity. Oversight of particular risks may also be delegated to other committees of the Board, such as the Finance Committee, as appropriate, based upon the nature of any particular risk.
Succession Planning
The Board, with support from its committees as needed, regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities over the course of the year to engage with possible succession candidates.
Environmental, Social and Governance Practices
For 2019, the Company began to formalize its approach to environmental, social and governance matters (“ESG”). While we view our approach as part of a continuous process of evaluating and improving our ESG practices, during 2019, we undertook or continued the following ESG practices:

•
Strong Commitment to Board Diversity: Female representation on the Board is nearly one-third of our Board. Taking into account Mr. Ghosh’s background as a South Asian, and Mss. Smith, Sobbott, and Sommer, our directors offer ethnic and gender diversity that provide varied insights into approaching governance, strategy and focus.

•
A Significant Part of our Business is Based on Reducing Fuel Consumption: For our Fleet segment, we provide the controls, business insights and data that allow our customers to optimize their fuel consumption. This access to data enables our customers to reduce fuel consumption and drive their cost and carbon footprint lower.

•
Environmental Commitment: In developing new locations and workplaces, we are taking our impact into account. Our new corporate headquarters was purpose-built to utilize natural light, reduce energy consumption and enhance the quality of the workplace environment, all with an aim of fostering a positive place within which to conduct business.

•
Commitment to Great Place to Work Measurements: In further advancement of our strategy to enhance the workplace experience and performance, we have continued our participation in the Great Place to Work program and have now been certified for each of the three years we have sought certification. Great Place to Work leverages 30 years of research to quantify the current state of workplace culture and provides an objective comparison to the best workplaces in the world.

•
Established employee resource groups (ERGs) with a Focus on Workplace Engagement: Recognizing the value of employee engagement and the positive impact on our culture, we have implemented employee resource groups (ERGs) that focus on: early career professionals (NexGen); veterans' interests (WEXVets); parenting support (Parents@WEX); the LGBTQ+ community(WEXPride); empowering women (Women@WEX); those with differing abilities (WEXcessibility for all); and,

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multicultural employee interests (WEXPats). We continue to encourage employees to form ERGs to serve as touchpoints for communities across WEX with shared interests, cultures, identities, and backgrounds.

•
WEX Cares Foundation: WEX believes that supporting our colleagues is one of the most important things we can do to enhance our communities. With that in mind, during 2018, we formed an employee- and board-funded non-profit foundation whose mission is to directly support our colleagues who are experiencing a qualifying, personal hardship. To initiate and fund the WEX Cares Foundation, 100% of our Board and executive leadership team committed to making a donation so that the WEX Cares Foundation is able to immediately execute on the mission of supporting WEX employees experiencing an event of need. We intend to utilize the WEX Cares Foundation to bolster our approach to addressing the impact of COVID-19 on our employee population.

•
Stockholder Outreach: Following our 2018 annual meeting, we contacted our top-25 stockholders and offered to discuss any concerns they have about our governance and compensation practices. Of the stockholders who requested opportunities to speak, we engaged in two-way discussions about their preferred topics. We have taken that feedback into account as we continue to evolve our approach to ESG matters. Building on that process, we have continued that engagement in 2019.

•
Full Board Engagement: In recognizing the importance of Board level insight into our ESG practices, the Corporate Governance Committee has assumed responsibility for Board oversight of our ESG programs.

•
Engaged Third Economy LLC, a sustainable investment research and advisory firm in partnership with Broadridge Financial Solutions, Inc. to advise on sustainability strategy and execution in accordance with SASB (Sustainability Accounting Standards Board) and other leading frameworks.

Board Structure
Board Leadership
Our Board is led by our Chair, Ms. Smith. As Chair she leads all meetings of the Board at which she is present, sets meeting schedules and agendas and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Chair also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed by the Board.
In addition to our Chair, the Board has appointed Mr. VanWoerkom as our Vice Chairman and Lead Director. Mr. VanWoerkom chairs meetings of the independent directors in executive session and chairs any meetings at which the Chair is not present. In addition, he facilitates communications between other members of the Board and the Chair as needed. The Lead Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. Mr. VanWoerkom aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors. Our Board decided to merge the roles of the Chair and Chief Executive Officer because it believes that leadership structure presently offers the following benefits:

•
Our Board believes that having one person serve as Chair and Chief Executive Officer allows that individual to use her substantial knowledge gained from both roles to lead the Company most effectively, and to provide strong and consistent leadership, without risking overlap or conflict of roles.

•	Our chief executive officer is immersed with our business and strategy on a daily basis and is thus positioned to focus the Board’s agenda on the key issues facing the Company.

•
Our Board further believes that with the appointment of Mr. VanWoerkom as our Vice Chairman and Lead Director, the Board has in place a leadership structure that provides an independent view of governance and business-related matters for both stockholders and other parties.

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While our Board presently believes that the above-described leadership structure is an appropriate approach to board governance, the Board continuously monitors its composition and the skills of its members in order to maintain a flexible approach to determining leadership roles.
Director Independence
We have considered the independence of each member of the Board. To assist us in our determination, we reviewed the New York Stock Exchange, or NYSE, independence requirements and our general guidelines for independence, which are part of our corporate governance guidelines.
To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, that receives contributions from the Company, provided that the Company’s discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.
Based on our guidelines and NYSE corporate governance standards, our Board has determined that the following directors are independent: John E. Bachman, Daniel Callahan, Shikhar Ghosh, Rowland T. Moriarty, James Neary, Susan Sobbott, Regina O. Sommer, Stephen Smith, and Jack VanWoerkom. In addition, our Board has determined that James Groch, a new director nominee who is not currently serving on our Board, is independent. Additionally, our board of directors also previously determined that Kirk Pond, a former director who served during part of the year ended December 31, 2019, was independent. In assessing the independence of Mr. VanWoerkom, the Board considered the former employment relationship of an immediate family member of Mr. VanWoerkom who is not an executive officer of the Company and received annual compensation of less than $120,000. In assessing the independence of Mr. Neary, the Board considered his relationship with Warburg Pincus, a former significant stockholder.
In addition, each of the members of the Corporate Governance Committee, Audit Committee and the Compensation Committee are independent, as determined by the Board in accordance with its guidelines and the listing standards of the NYSE. We have also determined that the members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that the members of the Compensation Committee satisfy the independence requirements contemplated by Rule 10C-1 under the Exchange Act.
Executive Sessions
The independent directors, as defined by the rules of the NYSE, shall meet in executive session at least semi-annually to discuss, among other matters, the performance of the Chief Executive Officer. The independent directors will meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. The director who presides at these meetings shall be the Lead Director if there is one, and if not, shall be chosen by the independent directors, and his or her name shall be disclosed in accordance with NYSE rules.

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Standing Committees of the Board
Our Board has created the following committees. The charters for each of the committees can be obtained at: http://ir.wexinc.com/phoenix.zhtml?c=186699&p=irol-govhighlights
Audit Committee

Current Members: Regina O. Sommer (Chair) John E. Bachman Susan Sobbott Stephen Smith No. of Meetings in 2019: 15
The Audit Committee must be comprised of at least three independent directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements and internal control over financial reporting and monitors the Company’s enterprise risk management. All members of the Audit Committee are independent under the applicable rules of the NYSE and the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board has determined that Mr. Bachman and Ms. Sommer qualify as “audit committee financial experts.”

Compensation Committee

Current Members: Daniel Callahan (Chair) James Neary Susan Sobbott Jack VanWoerkom No. of Meetings in 2019: 5
The Compensation Committee must be comprised of at least two independent directors appointed by a majority of the Board. The Compensation Committee oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. All members of the Compensation Committee are independent under the applicable rules of the NYSE and the SEC.

Corporate Governance Committee

Current Members: Jack VanWoerkom (Chair) Shikhar Ghosh Rowland T. Moriarty Regina O. Sommer No. of Meetings in 2019: 5
The Corporate Governance Committee is comprised of such number of independent directors as our Board shall determine. The Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates, overseeing succession planning for the CEO and other executive officers and providing oversight with respect to corporate governance matters. All members of the Corporate Governance Committee are independent under the applicable rules of the NYSE.

Finance Committee

Current Members: James Neary (Chair) John E. Bachman Michael E. Dubyak Stephen Smith No. of Meetings in 2019: 12
The Finance Committee is comprised of such number of directors as our Board shall determine. The Finance Committee’s responsibilities include advising the Board and the Company’s management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures. The Finance Committee also oversees the Company’s debt or equity financings, credit arrangements, investments, capital structure and capital policies.

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Technology Committee

Current Members: Shikhar Ghosh (Chair) Daniel Callahan Michael E. Dubyak Regina O. Sommer No. of Meetings in 2019: 4
The Technology Committee is comprised of such number of directors as our Board shall determine. The Technology Committee’s responsibilities include overseeing the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity. In addition, the Technology Committee focuses on strategy relating to hardware, software, architecture, organizational structure, management, resource allocation, innovation, and research and development.

Compensation Committee Interlocks and Insider Participation
The directors who served as members of our compensation committee at any point during 2019 were Daniel Callahan, Shikhar Ghosh, James Neary, Susan Sobbott, and Jack VanWoerkom. No member of our Compensation Committee serving during the last completed fiscal year is or was one of our or our subsidiaries’ former officers or employees. During 2019, there were no Compensation Committee interlocks as required to be disclosed under SEC rules.
Board Practices, Policies and Processes
Commitment to Good Governance Practices
WEX continually evaluates its governance practices and tailors its approach to the Company's individual circumstances. Below are the practices we observe to maintain our progressing approach to corporate governance:

✓    Offered listening sessions with investors over the past two years
✓    Uses majority voting standard for uncontested director elections
✓    Strong, independent lead director
✓    Engages in 360' evaluation process of the Board, committees and individual directors
✓    Addition of proxy access bylaw provisions

Board and Committee Meetings
The Board held 12 meetings in 2019. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the Board committees held during the period for which he or she was a director or served on such committees in 2019. Our independent directors meet in executive session at least semi-annually during regularly scheduled in-person Board meetings. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2019, all of our directors attended the 2019 annual meeting of stockholders.
Board Performance Evaluations
The Corporate Governance Committee shall oversee an annual self-evaluation of the Board to determine whether the Board, the Board's committees and the individual directors are functioning effectively. The Corporate Governance Committee shall determine the nature of the evaluation and oversee the conduct of the evaluation and conduct an assessment of the Board’s performance, to be discussed with the Board. The purpose of this process is to improve the effectiveness of the Board, its committees and the individual directors. This evaluation process is led by a director and is executed through interviews with each director on the Board.

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Director Orientation and Continuing Education
The Board and the Company’s management shall conduct an orientation program for new directors. The orientation program is designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors and its General Counsel and outside legal advisors. In addition, the orientation program shall include a review of the Company’s expectations of its directors in terms of time and effort and a review of the directors’ fiduciary duties. All other directors are also invited to attend the orientation program and are encouraged to actively engage with the Company's management for a personally-tailored process that emphasizes those areas that will address each director's particular knowledge of the industries in which we operate.
Each director is expected, at his or her discretion, to be involved in continuing director education on an ongoing basis to enable him or her to perform his or her duties and to recognize and deal appropriately with issues that arise. The Company shall pay all reasonable expenses related to continuing director education.
Governance Disclosures on Our Website
Complete copies of our corporate governance guidelines, committee charters and code of conduct and ethics are available on the Corporate Governance section of our website, at www.wexinc.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

•	the identity of the Lead Director at meetings of independent directors;

•	the method for interested parties to communicate directly with the Lead Director or with the independent directors as a group;

•
the identity of any member of our Audit Committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee; and

•
contributions by us to a tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

Certain Relationships and Related Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which WEX is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5 percent stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Board’s Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the Corporate Governance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings, subject to ratification by the Corporate Governance Committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.

2020 Proxy Statement 25

GOVERNANCE

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. The Corporate Governance Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The Corporate Governance Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company’s best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $750,000 or 1 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company’s annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of the Company’s charter or By-Laws.
There were no relationships or related person transactions since January 2019 which required review under the policy.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.
Communications with the Board of Directors
The Board believes that the Chief Executive Officer and Chair of the Board and her designees, as well as the Vice Chairman and Lead Director, speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives or the Board.
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chairman and Lead Director shall, subject to advice and assistance from the General Counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:

Independent Director Communication WEX Inc. Attention: Corporate Secretary 97 Darling Avenue South Portland, ME 04106
You should include your name and address in the written communication and indicate whether you are a stockholder.

26 WEX Inc.

GOVERNANCE

Director Compensation
The Company’s Non-Employee Directors Compensation Plan is designed to achieve the following objectives:

•	Attract and engage a diverse group of qualified directors;

•	Compensate our directors for the investment of time they make to support the Company;

•	Align director compensation with stockholder interests; and

•	Have a compensation structure that is simple, transparent and easy for stockholders to understand.
Our Corporate Governance Guidelines note that the Company’s policy is to compensate directors competitively relative to comparable companies, and that the Compensation Committee will periodically review the compensation of the Company’s directors. In line with this, the Compensation Committee generally reviews our director compensation program against peer group market data every two years, with reference to the same peer companies used to benchmark executive compensation, as well as survey information analyzing director compensation across industries at U.S. public companies. The assessment of director compensation is conducted by the Compensation Committee with the assistance of Compensation Advisory Partners (CAP), the Compensation Committee’s independent compensation consultant.
The Compensation Committee reviewed the compensation of the Company’s non-employee directors in 2019, and made changes to the director compensation program, effective October 1, 2019, in order to maintain the competitiveness of our non-employee director compensation program with median payments at peer group companies. Changes were also made to simplify our non-employee director compensation program, which are described below.
Annual Cash Retainers
The Company pays each non-employee director the following annual cash retainer(s) based upon his or her service on the Board and/or a Board committee. Such payments are made in four equal quarterly amounts. Effective October 1, 2019, committee member retainers were eliminated to simplify the pay program, with such compensation re-allocated to annual Board cash and equity retainers.

	Annual Fee Schedule
	Effective Q1 - Q3 2019	Beginning Q4 2019
Annual Chair Cash Retainer	$120,000	N/A
Annual Lead Director Cash Retainer	$85,000	$115,000
Annual Director Cash Retainer (other than Chair and Lead Director)	$70,000	$85,000
Audit Committee Chair Cash Retainer	$30,000	$30,000
Compensation Committee Chair Cash Retainer	$20,000	$20,000
Finance Committee Chair Cash Retainer	$20,000	$20,000
Corporate Governance Committee Chair Cash Retainer	$15,000	$15,000
Technology Committee Chair Cash Retainer	$20,000	$20,000
Audit Committee Member Cash Retainer (other than Committee Chair)	$15,000	$—
Compensation Committee Member Cash Retainer (other than Committee Chair)	$10,000	$—
Finance Committee Member Cash Retainer (other than Committee Chair)	$10,000	$—
Corporate Governance Committee Member Cash Retainer (other than Committee Chair)	$7,500	$—
Technology Committee Member Cash Retainer (other than Committee Chair)	$10,000	$—

2020 Proxy Statement 27

GOVERNANCE

To the extent a non-employee director is appointed at a time other than the annual stockholders’ meeting, any annual cash retainer is prorated. Employees who serve as directors are not separately compensated for their service on our Board. Effective September 12, 2019, our Board appointed Melissa Smith, president and CEO, to serve as Chair of the Board, succeeding Mr. Dubyak, who continued to serve as a member of the Board but will not stand for reelection at the 2020 annual meeting. As WEX employees receive no additional pay for serving as directors, the annual Chair Cash Retainer was discontinued commensurate with the change in board leadership.
Equity Retainers
In 2019, all non-employee directors were granted a number of restricted stock units, or RSUs, worth the equivalent of approximately $135,000 at the time of the annual stockholders’ meeting at the then current stock price. The then-serving Lead Director, Dr. Moriarty, was granted additional RSUs worth the equivalent of approximately $15,000 and the then-serving Chairman, Mr. Dubyak, was granted additional RSUs worth the equivalent of approximately $50,000 at the time of the annual stockholders’ meeting at the then current stock price. These RSUs will vest on the first anniversary of the date of grant. In 2020, all non-employee directors will be granted a number of RSUs worth the equivalent of approximately $155,000 at the time of the annual stockholders’ meeting, at the then current price.
Our directors are subject to anti-hedging and anti-pledging requirements. We maintain a policy that prohibits directors from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of the Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of the Company stock as collateral for indebtedness.
New Director Equity Grants
Effective as of October 1, 2019, new non-employee directors will be granted a number of RSUs worth the equivalent of approximately $100,000 at the then current stock price. Such RSUs will be granted at the next annual stockholders’ meeting after their appointment to the Board, and vest on the first anniversary of the date of grant. Prior to the adoption of the new director compensation policy in October 2019, all new non-employee directors were granted a number of RSUs worth the equivalent of approximately $50,000 at the then current stock price at the next annual stockholders' meeting after their appointment to the Board with vesting to occur on the first anniversary of the date of grant.
Given that Ms. Sobbott joined our Board in December 2018 and Mr. Callahan joined our Board in May 2019, near the adoption of the increase, the Compensation Committee determined that they would receive RSUs worth the equivalent of approximately $50,000, at the then current stock price, on both May 9, 2019 and December 12, 2019. The December 12th award was intended to increase their initial award from $50,000 to $100,000, in line with the approved program increase, as described above.
New director equity grants further support alignment of the interests of our new directors with our stockholders.

28 WEX Inc.

GOVERNANCE

2019 Director Compensation
Our non-employee directors received the aggregate amount of compensation in the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
John E. Bachman	$92,500	$134,988	$227,488
Daniel Callahan(2)	$62,047	$235,140	$297,187
Michael E. Dubyak	$126,250	$184,946	$311,196
Shikhar Ghosh	$101,250	$134,988	$236,238
Rowland T. Moriarty	$107,500	$150,078	$257,578
James Neary	$101,250	$134,988	$236,238
Kirk P. Pond(3)	$23,750	$—	$23,750
Stephen Smith(4)	$26,827	$—	$26,827
Susan Sobbott	$92,500	$235,140	$327,640
Regina O. Sommer	$116,875	$134,988	$251,863
Jack VanWoerkom	$106,875	$134,988	$241,863

(1)
This column is the aggregate fair value of stock awards granted on May 9, 2019, and with respect to Ms. Sobbott and Mr. Callahan only, December 12, 2019. The fair value of these awards is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. The grant date fair value of the stock awards granted on May 9, 2019 to Mr. Callahan and Ms. Sobbott was $184,946 and the fair value of the stock awards granted on December 12, 2019 to Mr. Callahan and Ms. Sobbott was $50,193. The aggregate number of RSUs outstanding for each non-employee director as of December 31, 2019 is as follows: Mr. Bachman — 662; Mr. Callahan — 1,156; Mr. Dubyak — 907; Mr. Ghosh — 662; Dr. Moriarty — 735; Mr. Neary — 662; Mr. Smith — none; Ms. Sobbott — 1,156; Ms. Sommer — 662; and Mr. VanWoerkom — 662.

(2)	Mr. Callahan’s term began in May 2019 upon election at the 2019 Annual Meeting.

(3)	Mr. Pond did not stand for reelection at the 2019 Annual Meeting and as such did not have any stock awards outstanding as of December 31, 2019.

(4)	Mr. Smith’s term began in September 2019 upon appointment by the Board.
Fee Deferral
Directors may defer all or part of their cash fees and equity retainers into deferred stock units, which will be payable in Company shares to the Director 200 days following cessation of Board service.

2020 Proxy Statement 29

GOVERNANCE

Expense Reimbursement
Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.
Non-Employee Director Equity Ownership Guidelines
The Compensation Committee established equity ownership guidelines for all non-employee directors. “Equity” for the purpose of these guidelines is defined to include shares of the Company’s common stock, vested restricted stock units and deferred stock units.
Under the guidelines of the equity ownership program in effect prior to October 1, 2019, all non-employee directors were expected to own equity equal in value to at least three times each non-employee director’s annual Director Cash Retainer or Lead Director Cash Retainer. The directors’ compliance with these guidelines was assessed by the Compensation Committee, as of July 31 of each year, which is the “Determination Date” for purposes of these guidelines. New directors had three years following their initial Determination Date to achieve their expected level of ownership. Under the guidelines, Mr. Callahan, Mr. Smith (who was not a member of our Board as of July 31, 2019), and Ms. Sobbott, had three years from their initial Determination Date to attain the prescribed ownership threshold. As of July 31, 2019, all of our non-employee directors then serving were in compliance with their expected minimum ownership level.
The equity ownership guideline for all non-employee directors was revised effective October 1, 2019, considering competitive market practice and to further support alignment of director interests with those of our stockholders. Under the guidelines of the equity ownership program, all non-employee directors are now expected to own equity equal in value to at least five times the annual Director Cash Retainer. Each non-employee director, while serving as a director of WEX, is expected to attain the new, increased prescribed ownership threshold by the later of five years from their election to the Board or five years following October 1, 2019, the date at which the increased equity ownership guideline became effective.

30 WEX Inc.

EXECUTIVE OFFICERS
The following are the Non-Director Members of the Executive Team:
DAVID COOPER 53, Chief Technology Officer
David Cooper joined WEX in December 2016 as our Senior Vice President and Chief Technology Officer. Prior to joining WEX, he held several senior technology positions, including head of global operations at GlobeOne, a financial services company, from June 2016 to December 2016, CTO at Advisor Software, an advisory and wealth management software company from November 2015 to June 2016, SVP of technology at Green Dot, a retail banking company, from March 2014 to November 2015, CTO and SVP of product development at both Fiserv, an information technology and services company, from September 2011 to February 2014 and CashEdge, a leading provider of Intelligent Money Movement from June 2005 to September 2011.
JOEL (JAY) A. DEARBORN 41, President, Corporate Payments
Joel Dearborn joined WEX in January 2016 as Vice President, Strategy. Mr. Dearborn served as Vice President, Strategy from January 2016 until December 2017. Since December 2017, Mr. Dearborn has served as WEX’s President for Corporate Payments, and is responsible for WEX’s virtual card and other payments solutions. Prior to joining WEX, he was a principal at McKinsey & Company, a management consulting firm, from January 2008 to January 2016, where he helped private and public organizations set their strategic direction, including technology deployment and process redesign to support long-term growth.
KENNETH W. JANOSICK 58, Chief Portfolio Risk & Operations Officer
Kenneth Janosick has served as the Chief Portfolio Risk and Operations Officer overseeing WEX Bank, fraud, credit risk and other areas of potential risk since December 2017. Prior to that he served as Senior Vice President and General Manager, Global Fleet Direct from January 2014 to December 2017. He also served as the Senior Vice President, Small Business Solutions from December 2010 to December 2013. He joined WEX as Vice President, Product and Marketing in January 2009 and served in that role until December 2010. Before that, Mr. Janosick was a First Vice President at JP Morgan Chase bank from November 2006 to November 2009 with responsibility for Relationship Banking and Investments and the Small Business Division.
NICOLA S. MORRIS 54, Chief Corporate Development Officer
Nicola Morris has served as the Chief Corporate Development Officer since December 2017. Prior to that she served as the Senior Vice President, Corporate Development from February 2014 to December 2017. She is responsible for managing corporate development and strategic planning, directing corporate marketing, and overseeing early stage product development. Prior to joining WEX, she worked for Verizon Communications, a global communications and technology company, from January 2006 through January 2014, where she served as the Vice President, Global Corporate Strategy from November 2011 to January 2014. Prior to that role, she held the positions of Vice President and Chief Marketing Officer from October 2010 to November 2011 and also that of Vice President, Strategy and Business Development, both with the Verizon Business unit from January 2006 to October 2010. Before Verizon, she held positions with MCI, Incorporated and Digex, Incorporated.
SCOTT PHILLIPS 50, President, Global Fleet
Scott Phillips has served as the President, Global Fleet, since December 2017. He joined the Company as Senior Vice President and General Manager, Electronic Funds Source (“EFS”) on July 1, 2016, when the Company acquired EFS to expand its large and mid-sized over-the-road (“OTR”) and corporate payments business. Mr. Phillips had been the President and CEO of EFS from September 2011 to June 2016, responsible for OTR fleet activities along with the EFS Corporate Payments business. Prior to joining EFS, he was Executive Vice President and General Manager of the Corporate Payments Divisions at Comdata Corporation, a payment processor and issuer of fleet fuel cards.

2020 Proxy Statement 31

EXECUTIVE OFFICERS

HILARY A. RAPKIN 53, Chief Legal Officer
Hilary Rapkin has served as our Chief Legal Officer since December 2017. Prior to that she served as the Senior Vice President, General Counsel and Corporate Secretary from February 2005 to November 2017. She also served as the Head of Human Resources from February 2013 until February 2018. From January 1996 to February 2005, Ms. Rapkin held various positions of increasing responsibilities with the Company. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals and the New England Legal Foundation.
ROBERTO SIMON 45, Chief Financial Officer
Roberto Simon joined WEX as the Chief Financial Officer in February 2016. Previously, Mr. Simon served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a global cosmetics, personal and beauty care products company, from October 2014 until February 2016. Prior to that, he was the Revlon Senior Vice President, Global Finance from October 2013 to September 2014 and served as Revlon’s Global Business Process Owner, SAP, from February 2014 until September 2014. Prior to joining Revlon as a result of Revlon’s acquisition of The Colomer Group Participations, S.L. (“The Colomer Group”), a Spain-based salon and professional beauty business, Mr. Simon served in various senior finance positions of increasing responsibility at The Colomer Group since 2002, including most recently serving as The Colomer Group’s Chief Financial Officer from October 2011 to October 2014. Prior to that, he served as The Colomer Group’s Vice President of Finance for America and Africa from January 2008 until September 2011.
MELANIE J. TINTO 48, Chief Human Resources Officer
Melanie Tinto joined WEX as the Chief Human Resources Officer in February 2018. Previously, Ms. Tinto served as the Vice President, Talent Management and Chief Learning Officer at Medtronic, a global leader in medical technology, services and solutions, from April 2015 to February 2018. Prior to joining Medtronic, Ms. Tinto served as the Vice President, Executive Development and Organizational Development of Hewlett Packard, an information technology company, from April 2013 to March 2015.
ROBERT DESHAIES 54, President, Health
Robert Deshaies has served as our President, Health since September 2019. He is responsible for growth acceleration, increasing WEX’s Health division’s presence in the market and overseeing sales, marketing, business development, operations and product marketing. Prior to serving as our President, Health he served as a Senior Vice President, Health since July 2014 when WEX acquired Evolution1. Before joining Evolution1 in 2012, Robert served as global executive vice president and general manager at Sage, where he led multi-hundred million-dollar business units.

32 WEX Inc.

EXECUTIVE COMPENSATION

Proposal 2
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “named executive officers” or “NEOs,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success.
WEX’s “pay-for-performance” philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting our pay-for-performance philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target and elimination if results do not achieve a threshold level of performance. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, including the section entitled “Compensation Discussion and Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2019.
Our Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the compensation paid to WEX Inc.’s named executive officers, as disclosed in accordance with the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board (or any committee of the Board), or create or imply any change or addition to the fiduciary duties of the Company or the Board (or any committee of the Board). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Board has decided that the Company will hold an annual advisory vote on the compensation of our named executive officers. After our 2020 annual meeting, the next advisory vote on the compensation of our named executive officers will be at our 2021 annual meeting.

We recommend a vote FOR approval of the compensation of our named executive officers.

2020 Proxy Statement 33

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis
This Compensation Discussion and Analysis, or CD&A, describes our compensation objectives and programs for our “named executive officers” or “NEOs.” This CD&A also describes the specific decisions, and the processes supporting those decisions, which were made with respect to 2019 for the NEOs.
For 2019, our NEOs were:

Melissa Smith Chair and Chief Executive Officer (“CEO”)	Roberto Simon Chief Financial Officer (“CFO”)	Scott Phillips President, Global Fleet	Joel Dearborn President, Corporate Payments	Robert Deshaies President, Health
To assist in finding important information, we call your attention to the following sections of our CD&A:

Executive Summary	Page 34
Process for Determining Executive Compensation	Page 39
Other Compensation Program and Governance Features	Page 48
Executive Summary
Summary of WEX’s Business
WEX Inc. is a leading financial technology service provider operating in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment, transaction processing and information management services specifically designed for the needs of commercial and government fleets. Our Travel and Corporate Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Our Health and Employee Benefit Solutions segment provides a software-as-a-service, or “SaaS”, platform for consumer directed healthcare payments, as well as payroll related benefits to customers in Brazil. During 2019, Fleet Solutions revenue represented approximately 60% of our total revenue, Travel and Corporate Solutions revenue represented approximately 21% of our total revenue, and Health and Employee Benefit Solutions revenue represented approximately 19% of our total revenue.

34 WEX Inc.

EXECUTIVE COMPENSATION

2019 Company Performance Highlights
2019 was a strong year operationally for WEX. The Company’s 2019 revenue grew 15%, adjusted net income attributable to shareholders, a non-GAAP measure, grew 12% and annualized total stockholder return (TSR) increased significantly to 49.6%, as compared to 2018’s flat -0.8%, as shown in the charts below. Our growth in the past several years has been supplemented by acquisitions in each of our three business segments.

Revenue	Adjusted Net-Income	Annualized Shareholder Return
$ millions	$ millions	(at 12/31/19)

Please note that the reconciliations of the non-GAAP financial measures discussed in this proxy statement are located in Appendix A.
We aspire to be the leading financial technology service provider within our core verticals. As such, we have designed our performance-based annual and long-term incentive awards for executives to, among other things, align compensation with performance against pre-established goals for these metrics, in addition to stock price performance and other measures of operational success at the corporate, segment and individual levels.
The Company’s performance during the year ended December 31, 2019, was shaped by the following previously established strategic priorities:

•
Build the best-in-class growth engine. We seek to drive organic growth across our segments by maintaining a continual focus on go-to-market effectiveness. We achieve this through superior product capability, sales and marketing productivity, and disciplined revenue management practices. During 2019, we experienced significant revenue growth in each of our segments. Additionally, WEX was recognized by Fortune Magazine in its 2019 list of the 100 fastest growing publicly traded companies. Our organic growth is complemented by our acquisition strategy, which brings further scale and differentiation to our offerings. In January 2019, we closed the acquisition of Noventis, Inc., which expands our reach as a corporate payments supplier and provides more channels to billing aggregators and financial institutions. In February 2019, we acquired Pavestone Capital, a recourse factoring company that provides working capital to businesses. This acquisition complements our existing fleet factoring business. In March 2019, we closed the acquisition of Discovery Benefits, Inc., an employee benefits administrator that provides our partners and customers with a more comprehensive suite of products and services and opens go-to-market channels to include consulting firms and brokers. In July 2019, we closed the acquisition of Go Fuel Card, strengthening our position in the European fuel market.

2020 Proxy Statement 35

EXECUTIVE COMPENSATION

•
Cement a reputation for flawless execution. We stand apart in our segments by reliably delivering the best solutions to our partners and customers. We are continually optimizing our customer service and cost structure, and capturing new revenue synergies across our lines of business. Gains in operational efficiency simplify our business, making us more nimble to meet customer needs and capture market opportunities as they arise.

•
Invest in our people. We prioritize our ability to attract, develop, and retain top-tier talent across all lines and support functions of our business. The Company was certified as a Great Place to Work® in the U.S. in 2019 for the third consecutive year and was named #4 on Vault.com’s “100 Best Internships of 2020” list. The Company has continued to expand its Employee Resource Groups across the globe, currently counting seven groups with over 250 active members and allies.

•
Lead through superior technology. As our markets evolve, our ability to deliver superior technological solutions continues to set us apart from our peers. We continue to develop innovative technological capabilities to accelerate our digital transformation and differentiate ourselves in the marketplace. The Company’s continued focus on building new capabilities in the cloud and transitioning existing platforms to cloud environments reflects our Cloud First development strategy and positions us well for future growth. During 2019, we successfully migrated our North American fleet technology platform to a secure private cloud. In addition, we continue to migrate our U.S. travel operations onto an internal cloud-based virtual card platform that we acquired as part of the AOC acquisition. We expect that these moves will allow us to improve performance, stability and scalability, increase the pace of product development and deliver cost savings. Investment in technological innovation with a focus on artificial intelligence and machine learning has yielded results through expanded reporting, analysis and fraud detection capabilities. We expect continued development of enterprise-wide data management tools and investment in artificial intelligence and machine learning to continue to drive innovation across the Company.

Say on Pay Support and Stockholder Engagement
We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding, our Board and the Compensation Committee, which we refer to as the Committee for purposes of the CD&A, value the opinions of our stockholders.
The Committee strives to ensure our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy. At our 2019 Annual Meeting of Stockholders, approximately 98% of votes cast supported WEX’s executive compensation program. Management and the Committee reviewed our stockholders’ affirmative 2019 Say on Pay vote and believe it to be a strong indication of support for WEX’s executive compensation program and practices. The Committee continued the philosophy, compensation objectives and governing principles it has used in recent years when making decisions or adopting policies regarding executive compensation for 2019 and subsequent years.
In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management and representatives of our stockholders.

36 WEX Inc.

EXECUTIVE COMPENSATION

Key Compensation Practices
Our executive compensation program is aligned to our business strategy and features many leading practices, which we believe promote alignment with the interests of our stockholders.

What We Do	What We Don’t Do
•    Directly link pay to performance outcomes, operational results and stockholder returns
•    Link incentive plan performance measures to short- and mid-term operating objectives and delivery of long-term value to stockholders
•    Target total direct compensation (base/cash bonus/long-term incentives) within a competitive range of the market median
•    Maintain a cap on CEO and other NEO incentive compensation payouts for short-term incentive plan (STIP) and PSU awards (200% of target)
•    Have stock ownership guidelines for NEOs, including a retention requirement until stock ownership guidelines are achieved
•    Provide double-trigger change-in-control severance benefits
•    Review share utilization annually
•    Devote time to management succession and leadership development efforts
•    Use an independent compensation consultant
•    Anti-hedging policy
•    Anti-pledging policy
•    Clawback policy

•    No payment of dividends or dividend equivalents on unearned RSUs or PSUs
•    No excise tax gross-ups upon a change-in-control
•    No re-pricing of underwater stock options without stockholder approval
•    No excessive severance or change-in-control benefits

2020 Proxy Statement 37

EXECUTIVE COMPENSATION

Summary of WEX’s 2019 Executive Compensation Program
A summary of our executive compensation program during 2019 is provided below.

•	Generally, we target total direct compensation (salary/cash bonus/long-term incentives) within a competitive range of the market median.

•	Pay will vary above or below target based primarily on corporate and business unit and, to a lesser degree individual, quantitative performance outcomes.

Compensation Element	2019 Element

Base Salary- Fixed rate of pay	Increase reflects market-based adjustment

Short-Term Incentive Plan (“STIP”)
Payout can range from 0-200% of target based on financial goals:
1.    Compensation Adjusted Operating Income (60%) and
2. Compensation Adjusted Revenue (40%)
For NEOs leading a business unit, corporate goals are weighted 40% and business unit goals are weighted 60%.
The funded payout may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125%, with no payout greater than 200% of target. The adjustment is made based on an assessment of performance versus pre-defined, often quantitative individual goals. The Committee has further discretion to eliminate any funded bonus payout at its discretion, should circumstance warrant.

STIP funding was 85.6% of target, on an overall corporate basis, based on objective performance against predefined enterprise-wide quantitative goals.
Individual modifiers (±) were applied to NEO STIP payments for 2019, ranging from 95% to 114%, or -5% to +14%, based on success versus pre-defined individual goals. For the NEO group, this increased net STIP funding to 98.8% of target.

Long-Term Incentive Plan (“LTIP”)
Our target long-term incentive mix during 2019 for our CEO was 60% PSUs, 25% Stock Options, and 15% RSUs; target mix for our other NEOs, was 60% PSUs, 20% options and 20% RSUs.
PSUs:
•    Payout can range from 0-200% of target with cliff vesting on third anniversary of grant
•    3-year performance period based on cumulative corporate financial goals Compensation Adjusted Net Income Earnings Per Share (60%), and Compensation Revenue (40%)
Stock Options:
•    3-year ratable vesting requirement
•    Reward long-term stockholder value creation
RSUs:
•    3-year ratable vesting requirement
•    Reward long-term stockholder value creation and encourage retention

PSUs granted in 2017 with a performance period of 2017-2019 paid out at 200% of target, based on objective performance against predefined enterprise-wide quantitative goals.
The Compensation Revenue metric recognizes the importance of revenue diversification for our business, given the impact that volatile fuel prices may have on our business results.

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Pay Mix
The majority of CEO compensation is variable (“at risk”). For 2019, 88% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance.

2019 CEO Target Total Compensation Mix	2019 CEO Long-term Incentive Mix

The majority of the compensation for the remaining NEOs is also variable and tied directly to Company performance outcomes, as described above.
Please note that the decisions and resulting payments described in this CD&A were made in the normal course in early 2020, prior to the full extent of the COVID-19 pandemic becoming known. The Committee will consider the business and financial impact of the COVID-19 outbreak on the Company, our stockholders and our employees in evaluating 2020 performance. In addition, The Compensation Committee established 2020 and 2020 to 2022 performance targets prior to the full extent of the COVID-19 pandemic being known. The Board has the authority to make adjustments to performance awards, including equitable adjustments to performance targets in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Process for Determining Executive Compensation
Compensation Committee
The Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions, which includes our NEOs. The Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Committee held 5 meetings over the course of 2019, all of which included an executive session without management present. The Committee charter may be accessed through the “Governance” link found on our website at: http://ir.wexinc.com/phoenix. zhtml?c=186699&p=irol-govhighlights.

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EXECUTIVE COMPENSATION

In the first quarter of each fiscal year, the Chair of the Committee reviews the Board’s assessment of the CEO’s performance with the CEO. In addition, the Committee approves the following, as explained below:

•	changes to executive base salaries and incentive targets, if any, for the current year;

•	STIP payout, if any, for the previous fiscal year;

•	STIP design and targets for the current fiscal year;

•	determination of performance-scoring payout of PSUs granted under the LTIP, if any, for previous years; and

•	LTIP metrics, targets and grants for the current fiscal year.
Agenda items for the second quarter vary each year but always include a review of Company performance and progress toward the achievement of incentive plan targets. Typically, this also includes a retrospective assessment of the senior executive pay versus performance relationship.
Agenda items for the third and fourth quarters also vary each year, but always include a review of Company performance and progress toward the achievement of incentive plan targets. The Committee also conducts its annual review of executive compensation, considering a report from its independent compensation consultant comparing the compensation of Company executive officers to a peer group of companies and survey data. Management also discusses with the Committee recommended executive compensation changes for each element of compensation for the next fiscal year.
The design of the STIP and LTIP is typically discussed over multiple meetings prior to the actual approval of the plans in the first quarter of each year. The discussions generally focus on the metrics to be utilized, the difficulty of the performance goals and the weightings for each metric. Other items that are addressed on an annual basis include a review of the Committee’s charter, director compensation, compliance with stock ownership guidelines and an update on market trends related to executive compensation.
Executive Management
Our Human Resources department, working with our Legal and Finance departments, was responsible for coordinating and overseeing the implementation of executive compensation, and discussing significant proposals or topics impacting executive compensation at WEX with the Committee. This included development of compensation recommendations, in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The following members of management were generally invited to and attended Committee meetings: the CEO; CFO; Chief Human Resources Officer; Chief Legal Officer; and, the VP, Corporate Securities Counsel.
The Committee has authority to approve the compensation of the CEO and the other NEOs. The CEO meets with the Committee and the compensation consultant to discuss company and individual performance objectives and outcomes, and review compensation recommendations for executive officers directly reporting to her, including the other NEOs. Thereafter, the Committee meets privately with its independent compensation consultant to review and determine compensation of our CEO. In addition, each year the Committee sets compensation plan performance targets for our executive officers and management provides input and recommendations with respect to such targets, as well as information and analyses, as requested by the Committee.

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Independent Compensation Consultant
The Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. During 2019, the Committee continued to directly retain Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Committee included:

•	Preparing analyses, recommendations, and other support to inform the Committee’s decisions related to executive and director compensation;

•	Providing updates on market trends and the regulatory environment, as they relate to executive and director compensation;

•	Reviewing and commenting on management proposals presented to the Committee;

•	Providing a report comparing the compensation of Company executives to a peer group of companies and survey data; and

•	Working with the Committee to validate the pay-for-performance relationship, in support of alignment with stockholders.
The Committee assessed the independence of CAP pursuant to SEC and NYSE rules, and concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. CAP will not perform other services for WEX without the consent of the Chair of the Committee. CAP meets with the Committee Chair and the Committee outside the presence of management. In addition, CAP participated in all of the Committee’s meetings during 2019 and, when requested by the Committee Chair, participates in preparatory meetings and executive sessions.
Total Compensation — Objectives and Compensation Philosophy
Objectives
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of: base salary, annual cash bonus and long-term incentives.
Compensation Philosophy
Generally, we target total direct compensation (salary, annual bonus and long-term incentives) within a competitive range of the market median. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, key competencies and individual performance.

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EXECUTIVE COMPENSATION

2019 Total Direct Compensation
We structure NEO target total direct compensation so that the majority is delivered in the form of equity awards, in order to provide incentives to work towards long-term top and bottom-line growth that will enhance stockholder returns and to align our NEOs’ compensation directly with our stockholders’ interests. We also structure NEOs’ cash compensation so that a significant portion is at risk under the Company’s short-term incentive plan, payable primarily based on enterprise and business unit results, and to a lesser degree based on individual performance. We further detail each component of total direct compensation below.
Base Salary
We review base salaries annually, but we do not necessarily award salary increases each year. In determining base salary levels for named executive officers, the Committee considers the following qualitative and quantitative factors: job level and responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity, and our objective of paying competitive total direct compensation if performance expectations are met. From time to time base salaries may be adjusted other than as a result of an annual review, for example, in order to address competitive pressures or in connection with a promotion. Year-end NEO salaries were as follows:

	NEOs Base Salary
Name	2018	2019	% Increase (2018-2019)	Rationale for Increase
Melissa Smith Chair, CEO and President	$735,000	$770,000	5%	Market-based adjustment
Roberto Simon CFO	$500,000	$500,000	0%	n/a
Scott Phillips President, Global Fleet	$475,000	$475,000	0%	n/a
Joel Dearborn President, Corporate Payments	$—	$400,000	—%	Not a NEO in 2018
Robert Deshaies President, Health	$—	$425,000	—%	Not a NEO in 2018
Short-Term Incentive Plan
Our Annual Incentive Plan, structured under our Performance Incentive Plan, is designed to motivate our NEOs to drive profitable Company growth, while diversifying Company revenues, by measuring NEO performance against our plans at the corporate and business unit level, with the potential for individual adjustment as described below. For NEOs leading a business unit, corporate goals are weighted 40% and business unit goals are weighted 60%. This framework holds the NEO group accountable for the same corporate metrics and goals, while also emphasizing and holding business unit leaders accountable for the results they can most influence.

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We establish a cash bonus target for each NEO based upon their position within the Company, responsibility and competitive cash bonus opportunities for similar positions at other companies. Final STIP payouts may range from 0% to 200% of the target bonus opportunity based on actual performance outcomes. The following tables describe 2019 NEO performance goals, results for each component of the STIP, and the actual cash bonus award for each NEO.

	Weighting Used in Determination of 2019 STIP Payout(1)
Corporate Goals	M. Smith	R. Simon	S. Phillips	J. Dearborn	R. Deshaies
Compensation Adjusted Revenue	40%	40%	16%	16%	16%
Compensation Adjusted Operating Income	60%	60%	24%	24%	24%
Business Unit Financial Goals
Fleet Adjusted Revenue	—	—	24%	—	—
Fleet Adjusted Operating Income	—	—	36%	—	—
Corporate Payments Adjusted Revenue	—	—	—	24%	—
Corporate Payments Operating Income	—	—	—	36%	—
Healthcare Adjusted Revenue	—	—	—	—	24%
Healthcare Adjusted Operating Income	—	—	—	—	36%
STIP payout as a percentage of target based on 2019 corporate performance	85.6%	85.6%	89.2%	105.7%	111.9%

(1)	The percentages for each NEO represent the weight that the corporate goals are provided in determining 2019 actual STIP payout.

		Performance Goals			2019 Actual
Corporate Goals	Weight	Threshold (50% payout)	Target Performance Goal (100% payout)	Maximum (200% payout)	Actual Performance	Actual % Performance	Payout based on Actual 2019 Performance
Compensation Adjusted Revenue(1)	40%	$1,569,800,000	$1,643,800,000	$1,701,300,000	$1,640,800,000	98.0%	39.2%
Compensation Adjusted Operating Income(2)	60%	$610,200,000	$642,300,000	$668,000,000	$627,700,000	77.3%	46.4%
Weighted Average Payout							85.6%

(1)
Compensation Adjusted Revenue means 2019 revenue as reported in the Form 10-K filing reporting the Company’s results for the performance period adjusted for the difference between 2019 reported fuel prices and foreign exchange rates and Board-approved, budgeted 2019 fuel price and foreign exchange rate assumptions. The results were further adjusted for other items as shown in Appendix A.

(2)
Compensation Adjusted Operating Income means 2019 operating income as reported in the Form 10-K filing reporting the Company’s results for the performance period adjusted for: foreign exchange rate impacts compared to the Board approved 2019 Budget, fuel price differences compared to the Board approved 2019 Budget, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, and debt restructuring costs. The results were further adjusted for other items as shown in Appendix A.

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EXECUTIVE COMPENSATION

The initial funding of the STIP payout, based on the financial metrics and pre-set goals described above, may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125% (of the initial funding of the STIP amount), with no payout greater than 200% of target under the STIP. The adjustment is made based on an assessment of performance versus pre-defined, often quantitative, individual goals. Our CEO may make individual modifier recommendations to the Committee for the other NEOs, for consideration and approval by the Committee, and the Committee independently considers and approves the CEO individual modifier factor, if any.
The Committee believes that our named executive officers’ performance goals should support and help achieve the Company’s strategic objectives. Individual performance goals for the CEO were established under the oversight of, and with the approval of, the Committee. Individual performance goals for the other NEOs were proposed by the CEO and reviewed and approved by the Committee. Across our NEO group, in addition to an evaluation of general leadership competencies, the results that were measured against pre-defined goals (generally quantitative) to determine individual modifiers, are discussed below:

M. Smith	Goal Results
FY2019 Performance Results
•    Revenue and operating income results demonstrate strong execution across segments given outperformance relative to a number of peer companies
•    Organic revenue growth driven by new contract signings, including the addition of the Shell and Chevron portfolios
•    Achievement of performance goals against M&A acquisition deal models during 2019 that meet or exceed targets in aggregate
•    Effective progress and results with succession planning for senior management team
•    Creation affinity groups across the organization to promote diversity and inclusion
•    Progress in corporate goals related to long-term risk management
•    Progress in positioning the Company as a leader in financial technology within core verticals

R. Simon	Goal Results
FY2019 Performance Results
•    Cash flow and leverage management
•    Reduction of financing and operating interest exposure; enhanced credit agreement terms
Scaling systems and workforce planning
•    Risk management
•    Achievement of performance goals against M&A acquisition deal models during 2019 that meet or exceed targets in aggregate
•    Positive employee development and engagement results

S. Phillips	Goal Results
FY2019 Performance Results	• Success versus growth and innovation goals • M&A integration results and success versus deal model • Positive employee development and engagement results

J. Dearborn	Goal Results
FY2019 Performance Results	• Success building scalable operations function • M&A integration results and success versus deal model • Positive employee development and engagement results

R. Deshaies	Goal Results
FY2019 Performance Results	• Success versus growth and innovation goals • M&A integration results and success versus deal model • Positive employee development and engagement results

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Given the Company's strong performance in 2019, which included outperformance on growth, margin, and TSR against compensation benchmarking peers, and based on each NEOs results measured against their individual goals, as discussed above, the Committee, in its discretion, determined the individual performance factor for each NEOs STIP award at the percentage displayed in the table below. The Committee considered the input of Ms. Smith regarding performance against the pre-established individual goals for each NEO in its decision-making process. When making its individual performance factor determinations, the Committee did not assign a specific weighting to any individual goal, but instead reviewed each NEOs results against his or her individual goals in the aggregate.
The payouts under our STIP are computed based on corporate and individual performance, as discussed above and outlined below. The fiscal year 2019 STIP payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2019, and are set forth in the following table. The table also provides a supplemental breakdown of the components that make up the NEOs actual fiscal year 2019 STIP awards. The awards as a percentage of the target are displayed for each component.

Annual Base Salary	x	Target Annual Incentive %	x	Corporate Performance Factor % (0%-200%)	x	Individual Performance Factor % (75%-125%)	=	Final STIP Award (0%-200%)

		Target		Actual
Executive	Annual Base Salary(1) (a)	Annual Incentive % (b)	Annual Cash Incentive $ (a) x (b) = (c)	Corporate Performance Factor % (d)	Individual Performance Factor (IPF) % (e) [2]	Final Award $ (c) x (d) x (e)	Final Award as a % of Target (d) x (e)
Melissa Smith	$763,269	140%	$1,068,577	85.6%	110.0%	$1,006,172	94.2%
Roberto Simon	$500,000	80%	$400,000	85.6%	114.0%	$390,336	97.6%
Scott Phillips	$475,000	80%	$380,000	89.2%	109.1%	$369,636	97.3%
Joel Dearborn	$380,769	75%	$285,577	105.7%	94.0%	$283,744	99.4%
Robert Deshaies	$412,535	75%	$309,401	111.9%	105.0%	$363,531	117.5%

(1)	Reflects base salary as paid during full year 2019.

(2)	IPF rounded to nearest tenth.
Long-Term Incentive Compensation
The Company provides annual long-term equity-based incentives through the LTIP. Annual grants under the LTIP were provided through a mix of PSUs, which vest from 0% to 200% based on the achievement of multi-year performance goals, subject to further service-based vesting described below, stock options, which have no value absent stock price appreciation and encourage stockholder value creation over a long-term (10 year) time horizon, and RSUs, which vest based on the passage of time and fluctuate in value based on changes in our stock price. PSUs, stock options and RSUs generally vest over a three-year period of employment.

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EXECUTIVE COMPENSATION

We aim to provide long-term awards such that together with cash compensation, target total direct compensation (salary plus target bonus and grant-date value of annual long-term incentive awards) is within a competitive range of the market median. Compensation is intended to vary based on Company and individual performance outcomes. The Committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual, the Committee does not alter its compensation philosophy based on the individual’s value realized, or failure to achieve gains, on prior RSU, stock option or PSU awards.
Annual equity grants were 60% PSUs, 20% stock options and 20% RSUs for our non-CEO NEOs. The mix for our CEO was: 60% PSUs, 25% stock options and 15% RSUs. Our program balances mid-term (PSU) goals and long-term (stock options) stockholder valuation creation, with key employee motivation and retention.
2019 LTIP
The 2019 LTIP was designed to support our multi-year strategic plan and reward each of the NEOs for their contribution to the achievement of plan goals during the three-year performance period from January 1, 2019 to December 31, 2021. There are two performance metrics, Compensation Adjusted Net Income Earnings Per Share, weighted 60%, and Compensation Revenue, weighted 40%. In furtherance of the alignment of the LTIP program with the Company’s strategic plan of diversification of the Company’s revenue base away from fuel price sensitivity, the Compensation Revenue metric focuses on the importance of revenue that is not impacted by volatility in fuel prices. As the performance period is incomplete, payout is not yet known. Payout and targets for the PSUs will be disclosed in the 2022 proxy statement, retrospectively, once the performance period is complete. If earned, PSUs will cliff vest on the third anniversary of the grant date. The stock options and RSUs will vest according to the Company’s practice of having one-third of each award vest on each of the first three anniversaries of the grant date.
2017 LTIP Grant Payout
PSUs with a three-year performance period ended December 31, 2019 were previously reported in our proxy statement for the 2018 annual meeting at fair value at the time of grant. These PSU grants were subject to the achievement of three-year non-fuel price sensitive revenue and adjusted net income earnings per share goals. Based on the performance results that reflect outperformance versus goals, 200% of the target stock units granted in 2017 were earned.

Company Goals(1)	Threshold (50% Payout)	Target Performance Goal (100% Payout)	Maximum (200% Payout)	Weighted	Actual Performance	Payout based on Actual 2017-2019 Performance
Non Fuel Sensitive Revenue ($millions)(1)	$2,437.1	$2,634.7	$2,898.1	40%	$3,112.1	80%
Adjusted Net Income — Earnings Per Share(2)	$15.93	$17.41	$18.72	60%	$19.45	120%
Weighted Average Payout						200%

(1)
Non Fuel Sensitive Revenue is defined as revenue as reported in the Form 10-K filing for the performance period for our Travel & Corporate Solutions and Health and Employee Benefits segments and all revenue lines in Fleet with the exception of payment processing revenue. The results were further adjusted for other items as shown in Appendix A.

(2)
Adjusted Net Income - Earnings Per Share is defined as Adjusted Net Income - Earnings Per Share as reported in the Form 10-K filing for the performance period adjusted for PPG and other items as shown in Appendix A.

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Peer Group
We have created a target compensation structure that focuses on the median of our selected peer companies, but also allows total target compensation to vary to reflect other considerations, such as Company performance, individual experience, job responsibilities and other individual performance factors. A key element of this process is selecting a relevant peer group against which we compare NEO pay elements. The Committee determines the composition of our peer group, considering input from its independent compensation consultant and management, among other factors, such as size, business, operating characteristics and competition for executive talent. For 2019, our peer group consisted of the 10 companies shown below, whose aggregate profile was comparable to WEX.

2019 Peer Group
Broadridge Financial Solutions, Inc.	Global Payments Inc.
Cardtronics plc	Green Dot Corporation
CSG Systems International, Inc.	Total System Services, Inc.(1)
EVERTEC, Inc.	Worldpay, Inc.(2)
FleetCor Technologies, Inc.	Virtusa Corporation

(1)
Global Payments Inc. merged with Total System Services in September of 2019. As such, Total System Services, Inc. was excluded from Peer Median calculations, shown below (with the exception of market capitalization, which reflects last available data) and in the Executive Summary above, which take into account full year fiscal 2019 results.

(2)
Worldpay Inc. was acquired by Fidelity National Information Services in July of 2019. As such, Worldpay. Inc. was excluded from Peer Median calculations, shown below (with the exception of market capitalization, which reflects last available data) and above in the Executive Summary, which take into account full year fiscal 2019 results.

Metrics	WEX ($millions)	Peer Median ($millions)
Market Capitalization (at 12/31/2019)	$9,067	$8,277
2019 EBITDA Margin	36%	21%
2019 Revenue	$1,724	$1,299
3-Year Revenue Growth	70%	38%
For certain NEOs, data relating to the peer group is supplemented, for reference, with functional data from executive compensation surveys conducted by two pay-related data providers: Equilar Top 25 Survey and Radford Global Technology Survey — U.S. With respect to these surveys, the identity of the individual companies comprising the survey data is not considered by the Committee in its evaluation process. Peer group data and other information provided to the Committee were considered in setting target compensation levels for our NEOs. For purposes of defining the market for each individual role, the Committee used the peer group data for the CEO and CFO; for the other NEOs, the Committee supplemented peer group data with the survey data described above.
During 2019, on average, target total direct compensation of our NEOs was positioned within a competitive range of the market median. Adjustments are typically made when we believe that there is a market-based gap and/or as warranted by individual performance.

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EXECUTIVE COMPENSATION

Other Compensation Program and Governance Features
Compensation Risk Assessment
The Committee considers the potential risk to the Company from its compensation programs and policies. The Committee also reviews a risk assessment of our compensation policies, practices and programs covering employee groups, which was most recently conducted by representatives from Human Resources working with the Committee’s independent compensation consultant. The analysis evaluated the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and the Company’s overall risk profile. We concluded that WEX has an executive compensation program that balances competitive compensation with performance incentives and does not use compensation policies or practices — across employee groups — that create risks that are reasonably likely to have a material adverse effect on the Company. Select identified risk-mitigation features with respect to our NEOs include the following:

•	A competitive base salary, which provides executives with ongoing income;

•	Budget and goal setting processes that involve multiple levels of review;

•	Independent oversight of incentive program design and payouts;

•	Different performance-measurement and time-based vesting requirements between our short-term and long-term incentive programs;

•	Stock ownership guidelines, clawback, anti-hedging and anti-pledging policies; and

•	Committee approval for all Section 16 Executive Officer compensation.
Tax Deductibility of Compensation
Internal Revenue Code Section 162(m) generally limits the tax deductibility of compensation paid to certain executive officers (and, beginning for 2018, certain former executive officers) to $1 million in any taxable year. Historically, an exception was available for compensation that qualified as “performance-based” within the meaning of Section 162(m), but the exception has now been repealed, effective for taxable years beginning after December 31, 2017, subject to certain transition rules. It has been our historical policy (prior to 2018) to structure certain compensation arrangements with our executive officers in a manner intended to qualify as performance-based so as to potentially maximize the tax deductibility of that compensation for U.S. federal income tax purposes; however, there have been cases where the benefit of such tax deductibility was outweighed by other objectives. Furthermore, incentive compensation opportunities provided in 2018 and in future years can no longer qualify for the previously-available performance-based exception due to 2017 tax reform legislation (i.e., the Tax Cuts and Jobs Act). As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to specified executives will not be deductible, subject to certain grandfathering rules. The Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that are in excess of the deduction limit when it believes such payments are appropriate.
Accounting Implications
In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.

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Executive Stock Ownership Guidelines
To further support alignment of the interests of management and stockholders, we maintain stock ownership guidelines for our executives. The guidelines require that executives attain a specified level of ownership of shares of the Company’s common stock equal in value to a multiple of base salary within the later of five years of the executive’s appointment to their role or the applicability of these guidelines:

2019 Guidelines
Role	Multiple of Base Salary
Chief Executive Officer	5.0x
Other NEOs	3.0x
Until the minimum level of ownership is achieved, executives must retain, net after tax, 50% of any earned PSUs upon vesting, any RSUs upon vesting, and/or any stock received upon exercise of options.
The Committee reviews the ownership level for covered executives each year. As of the 2019 measurement of ownership, all NEOs were in compliance with the guidelines. “Equity,” for the purposes of executive ownership guidelines, includes shares of our common stock owned directly or indirectly and ownership interests in the WEX Common Stock Fund held in the Company’s 401(k) Plan, as well as 50% of unvested time-based RSU awards. Stock options and unearned, unvested PSUs are not counted.
Anti-Hedging and Anti-Pledging Policies
We maintain a policy that prohibits directors and executive officers from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness.
Clawback Policy
We maintain a policy regarding the recoupment of incentive compensation from executive officers in specified situations. In the event of a restatement of the financial results of the Company due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws or other misconduct on behalf of a current or former executive officer, the result of which is that any performance-based compensation paid to a current or former executive officer of the Company would have been a lower amount, the Committee will review such performance-based compensation to determine the appropriateness of seeking to recover any excess compensation. Such review would include a determination as to whether any executive officer engaged in misconduct, fraud or intentional illegal conduct, which materially contributed to the need for such restatement.
Benefits and Perquisites
We provide competitive benefits to attract and retain associates at all levels. This includes a health and welfare benefits package and a 401(k) plan. Beginning in 2020, the Company is considering providing reimbursement to our NEOs each year for executive physical exams and financial counseling, up to $4,000 and $12,000 per year, respectively. The decision to offer this component was authorized by the Committee to support the physical and financial well-being of our NEOs. The Company continues to evaluate those perquisites usefulness to our overall compensation program. There are no other perquisites provided to any of our NEOs.

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EXECUTIVE COMPENSATION

Incentive Compensation Related to Promotion
Concurrent with his promotion to President, WEX Health in September 2019, Mr. Deshaies was awarded a cash bonus amount of $50,000 that will be paid in four quarterly installments, beginning in 2020, and $600,000 in equity awards. The equity awards were provided 50% in the form of PSUs and 50% in the form of RSUs. The PSUs increased Mr. Deshaies’ participation in the 2019 to 2021 performance period, on a basis consistent with the value awarded to other members of the Company's executive team.
Nonqualified Deferred Compensation
The Company administers the WEX Inc. 2005 Executive Deferred Compensation Plan, or 2005 EDCP, and the 2017 WEX Inc. Executive Deferred Compensation Plan, or 2017 EDCP. The 2005 EDCP was frozen to new contributions on December 31, 2017 and was replaced by the 2017 EDCP which has the same characteristics as the 2005 EDCP. Both the 2005 EDCP and the 2017 EDCP provide executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of short-term incentive compensation. The Company provided a match of up to 6 percent of the participant’s applicable short-term incentive compensation program award under the 2005 EDCP and now provides the same match for the 2017 EDCP. Investment income on contributions and Company match is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the 2005 EDCP and 2017 EDCP generally mirror those used in the 401(k) Plan.
Each of the NEOs was eligible to participate in the 2017 EDCP during 2019, and all except Robert Deshaies chose to defer a portion of his or her 2019 short term incentive compensation under the plan.
Prior to our initial public offering, we offered the WEX Inc. Supplemental Investment and Savings Plan, or SERP, which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Ms. Smith has a balance in the SERP, which continues to earn investment returns based on the funds she selects from an available menu. We believe these investment returns are market competitive for the type of funds offered; there is no preferential interest earned in either the 2005 EDCP or SERP accounts. No other current executive officers participated in the SERP when it was an active plan.

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Compensation Committee Report
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.
THE COMPENSATION COMMITTEE
Jack VanWoerkom*
Daniel Callahan*
Shikhar Ghosh (Former Member)
James Neary
Susan Sobbott

* Mr. VanWoerkom served as the chair of the Compensation Committee and Mr. Callahan served as a member of the Compensation Committee when they participated in the review, discussions and recommendation with respect to the Compensation Discussion and Analysis.  Mr. Callahan currently serves as the chair of the Compensation Committee and Mr. VanWoerkom currently serves as a member of the Compensation Committee.

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Executive Compensation Tables
2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Melissa Smith Chair and CEO	2019	$763,269	$—	$3,450,218	$1,150,020	$1,006,172	$35,545	$77,170	$6,482,394
	2018	$729,615	$—	$2,699,878	$899,992	$1,212,474	$—	$88,758	$5,630,717
	2017	$700,000	$—	$3,046,384	$5,824,970	$1,168,440	$22,238	$85,574	$10,847,606
Roberto Simon Chief Financial Officer	2019	$500,000	$—	$1,200,156	$300,020	$390,336	$—	$40,258	$2,430,770
	2018	$500,000	$—	$999,697	$249,978	$445,125	$—	$37,822	$2,232,622
	2017	$500,000	$—	$1,345,879	$2,779,971	$521,625	$—	$39,036	$5,186,511
Scott Phillips President, Global Fleet	2019	$475,000	$—	$1,120,318	$280,031	$369,636	$—	$38,978	$2,283,963
	2018	$475,000	$—	$999,697	$249,978	$359,100	$—	$35,580	$2,119,355
	2017	$405,769	$—	$799,929	$2,199,967	$1,752,237	$—	$26,346	$5,184,248
Joel Dearborn President, Corporate Payments	2019	$380,769	$—	$1,040,111	$260,041	$283,744	$—	$33,825	$1,998,490
Robert Deshaies President, Health	2019	$412,535	$50,000	$740,592	$35,026	$363,531	$—	$18,141	$1,619,825

(1)	Includes amounts that may be contributed by each named executive officer on a pre-tax basis to the Company’s 401(k) plan, 2017 EDCP (for 2018 and 2019) and 2005 EDCP (for 2017).

(2)	This was a one-time cash award associated with Mr. Deshaies' promotion to President, Health that will be paid in equal quarterly installments starting in 2020.

(3)
The amounts shown in this column represent the aggregate grant date fair value of stock awards made during 2019, 2018, and 2017, respectively, calculated in accordance with FASB ASC Topic 718, assuming performance at target. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for the fiscal years ended December 31, 2019, 2018, and 2017 included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 28, 2020, March 18, 2019, and March 1, 2018, respectively. For PSUs, the amounts in the table reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of the 2019 PSU awards at the grant date assuming that the highest level of performance conditions were achieved would be $5,520,275, $1,800,049, $1,680,293, $1,560,166, and $810,635 for Ms. Smith, Mr. Simon, Mr. Phillips, Mr. Dearborn, and Mr. Deshaies, respectively. The value of the 2018 PSU awards at the grant date assuming that the highest level of performance conditions were achieved would be $4,319,995, $1,499,704, and $1,499,704 for Ms. Smith, Mr. Simon, and Mr. Phillips, respectively. The value of the 2017 PSU awards at the grant date assuming that the highest level of performance conditions were achieved would be $3,959,973, $1,679,830, and $1,199,998 for Ms. Smith, Mr. Simon, and Mr. Phillips, respectively.

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(4)
The amounts shown in this column represent the aggregate grant date fair value of option awards made during 2019, 2018, and 2017, respectively, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for the fiscal years ended December 31, 2019, 2018, and 2017, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 28, 2020, March 18, 2019, and March 1, 2018, respectively.

(5)
The amounts shown reflect the cash incentive awarded in March 2020 for 2019 STIP results, March 2019 for 2018 STIP results, and March 2018 for 2017 STIP results, respectively, and include amounts contributed by each named executive officer on a pre-tax basis to the Company’s 2017 EDCP (for 2019 and 2018 STIP results) and 2005 EDCP (for 2017 STIP results). For Mr. Phillips, the amount shown in 2017 also reflects a payment of $1,488,000, relating to the EFS performance incentive plan.

(6)	The amounts shown reflect SERP above-market earnings.

(7)	The following table describes the elements that are represented in the “All Other Compensation” column for the 2019 Summary Compensation Table:
ALL OTHER COMPENSATION

Name	401(k) or Other Retirement Plan Employer Match ($)	EDCP Employer Match ($)(1)	Other ($)(2)	Total ($)
Melissa Smith	$16,800	$60,370	$—	$77,170
Roberto Simon	$16,800	$23,420	$38	$40,258
Scott Phillips	$16,800	$22,178	$—	$38,978
Joel Dearborn	$16,800	$17,025	$—	$33,825
Robert Deshaies	$16,800	$—	$1,341	$18,141

(1)	The amounts reflect the Company’s contributions to the executive officer under the 2017 EDCP which were earned in 2019 and made in 2020.
(2) The amounts reflect the value received as part of corporate events and/or promotions.
2019 Grants of Plan-Based Awards Table
The following table represents all plan-based awards granted to the named executive officers in 2019:

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Smith	STIP			$534,288	$1,068,577	$2,137,154	—	—	—	—	—	—	—
	RSU(2)	3/20/2019	3/1/2019	—	—	—	—	—	—	3,734	—	—	$690,081
	PSU(3)	3/20/2019	3/1/2019	—	—	—	7,468	14,935	29,870	—	—	—	$2,760,137
	NQ(4)	3/20/2019	3/1/2019	—	—	—	—	—	—	—	19,733	184.81	$1,150,020
Roberto Simon	STIP			$200,000	$400,000	$800,000	—	—	—	—	—	—	—
	RSU(2)	3/20/2019	3/1/2019	—	—	—	—	—	—	1,624	—	—	$300,131
	PSU(3)	3/20/2019	3/1/2019	—	—	—	2,435	4,870	9,740	—	—	—	$900,025
	NQ(4)	3/20/2019	3/1/2019	—	—	—	—	—	—	—	5,148	$184.81	$300,020

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			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott Phillips	STIP			$190,000	$380,000	$760,000	—	—	—	—	—	—	—
	RSU(2)	3/20/2019	3/1/2019	—	—	—	—	—	—	1,516	—	—	$280,172
	PSU(3)	3/20/2019	3/1/2019	—	—	—	2,273	4,546	9,092	—	—	—	$840,146
	NQ(4)	3/20/2019	3/1/2019	—	—	—	—	—	—	—	4,805	$184.81	$280,031
Joel Dearborn	STIP			$142,789	$285,577	$571,154	—	—	—	—	—	—	—
	RSU(2)	3/20/2019	3/1/2019	—	—	—	—	—	—	1,407	—	—	$260,028
	PSU(3)	3/20/2019	3/1/2019	—	—	—	2,111	4,221	8,442	—	—	—	$780,083
	NQ(4)	3/20/2019	3/1/2019	—	—	—	—	—	—	—	4,462	$184.81	$260,041
Robert Deshaies	STIP			$154,700	$309,401	$618,802	—	—	—	—	—	—	$—
	RSU(2)	3/20/2019	3/1/2019	—	—	—	—	—	—	190	—	—	$35,114
	RSU(6)	9/16/2019	8/26/2019	—	—	—	—	—	—	1,410	—	—	$300,161
	PSU(3)	3/20/2019	3/1/2019	—	—	—	285	569	1,138	—	—	—	$105,157
	PSU(7)	9/16/2019	8/26/2019	—	—	—	705	1,410	2,820	—	—	—	$300,161
	NQ(4)	3/20/2019	3/1/2019	—	—	—	—	—	—	—	601	$184.81	$35,026

(1)	All March 20, 2019 equity awards are granted under the 2010 Equity and Incentive Plan. All other awards are granted under the 2019 Equity and Incentive Plan.

(2)
RSUs granted on March 20, 2019 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of RSUs received by each named executive officer was determined by dividing the total award amount granted by the fair market value of our common stock on the date of grant.

(3)
PSUs granted on March 20, 2019 under the 2019 LTIP may convert to RSUs based on the achievement of predetermined performance goals for the Company’s Compensation Adjusted Net Income Earnings Per Share and Compensation Revenue over 2019, 2020 and 2021. Once converted to RSUs, these vest in full on the third anniversary of the grant date.

(4)
Non-qualified stock options granted on March 20, 2019 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of non-qualified stock options received by each named executive officer was determined by dividing the total award amount granted by the Black-Scholes calculated value on the date of grant.

(5)
Represents the aggregate grant date fair value of option awards and RSUs calculated in accordance with FASB ASC Topic 718. Represents the aggregate grant date fair value of PSUs calculated in accordance with FASB ASC Topic 718 based on the probable outcome of performance goals.

(6)
RSUs granted to Mr. Deshaies on September 16, 2019 were related to his promotion to President, Health. The RSUs vest in full on the third anniversary of the grant date. The number of RSUs was determined by dividing the total award amount granted by the fair market value of our common stock on the date of grant.

(7)
PSUs granted to Mr. Deshaies on September 16, 2019 were related to his promotion to President, Health. The PSUs granted may convert to RSUs based on the achievement of predetermined performance goals for the Company’s Compensation Adjusted Net Income Earnings Per Share and Compensation Revenue over 2019, 2020 and 2021. Once converted to RSUs, these vest in full on March 20, 2022.

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Outstanding Equity Awards at 2019 Fiscal Year-End
The following table represents stock options and unvested stock units held by each of the named executive officers as of December 31, 2019.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Melissa Smith	3/15/2015	13,000	—	—	$103.75	3/15/2025	7,586	$1,588,964	94,904	$19,878,592
	3/15/2016	16,112	—	—	$77.20	3/15/2026	—	—	—	—
	3/20/2017	15,442	7,745	—	$104.95	3/20/2027	—	—	—	—
	5/10/2017	—	—	174,272	$99.69	5/10/2027	—	—	—	—
	3/15/2018	5,845	11,710	—	$158.23	3/15/2028	—	—	—	—
	3/20/2019	—	19,733	—	$184.81	3/20/2029	—	—	—	—
Roberto Simon	3/20/2017	5,240	2,629	—	$104.95	3/20/2027	3,569	$747,563	35,224	$7,378,019
	5/10/2017	—	—	87,136	$99.69	5/10/2027	—	—	—	—
	3/15/2018	1,623	3,253	—	$158.23	3/15/2028	—	—	—	—
	3/20/2019	—	5,148	—	$184.81	3/20/2029	—	—	—	—
Scott Phillips	3/20/2017	3,743	1,878	—	$104.95	3/20/2027	3,207	$671,738	30,004	$6,284,638
	5/10/2017	—	—	69,708	$99.69	5/10/2027	—	—	—	—
	3/15/2018	1,623	3,253	—	$158.23	3/15/2028	—	—	—	—
	3/20/2019	—	4,805	—	$184.81	3/20/2029	—	—	—	—
Joel Dearborn	3/20/2017	561	282	—	$104.95	3/20/2027	1,967	$412,008	14,326	$3,000,724
	3/15/2018	714	1,431	—	$158.23	3/15/2028	—	—	—	—
	3/20/2019	—	4,462	—	$184.81	3/20/2029	—	—	—	—
Robert Deshaies	3/15/2016	1,032	—	—	$77.20	3/15/2026	1,823	$381,846	11,040	$2,312,438
	3/20/2017	561	282	—	$104.95	3/20/2027	—	—	—	—
	3/15/2018	194	391	—	$158.23	3/15/2028	—	—	—	—
	3/20/2019	—	601	—	$184.81	3/20/2029	—	—	—	—

(1)	Vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.

(2)
Vests upon the attainment of specified stock price hurdles beginning on the third anniversary of the grant, being May 10, 2020, and ending on the fifth anniversary of the grant, being May 10, 2022. The stock price hurdles are as follows: (a) 50% of the total award vests if the closing stock price is at least $149.53 for 20 consecutive trading days during the two year period beginning May 10, 2020; (b) additional 25% of the total award vests if the closing stock price is at least $174.45 for 20 consecutive trading days during the two year period beginning May 10, 2020; and, (c) the final 25% of the total award vests if the closing stock price is at least $199.38 for 20 consecutive trading days during the two year period beginning May 10, 2020, in each instance so long as the recipient remains employed with the Company.

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(3)	The following table shows the number of RSUs, by grant date, which have not yet vested as of December 31, 2019:

Name	Annual Grant RSUs March 20, 2017 (#)	Annual Grant RSUs March 15, 2018 (#)	Annual Grant RSUs March 20, 2019 (#)	Promotion Related RSUs September 16, 2019 (#)	Total (#)
Melissa Smith	1,576	2,276	3,734	—	7,586
Roberto Simon	891	1,054	1,624	—	3,569
Scott Phillips	637	1,054	1,516	—	3,207
Joel Dearborn	96	464	1407	—	1,967
Robert Deshaies	96	127	190	1,410	1,823

Grant Date	Stock Award Vesting Schedule
March 20, 2017	Annual Grant RSUs vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
March 15, 2018	Annual Grant RSUs vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
March 20, 2019	Annual Grant RSUs vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
September 16, 2019	Mr. Deshaies promotion related RSUs vest in full on the third anniversary of the grant date.

(4)	Reflects the value as calculated based on the closing price of the Company’s common stock ($209.46) on December 31, 2019.

(5)
These amounts represent the number of PSUs granted assuming maximum performance conditions are met. The following table shows the PSUs, by grant date, where achievement of the performance conditions have not yet been determined as of December 31, 2019:

Name	Annual Grant PSUs March 20, 2017 (#)	Annual Grant PSUs March 15, 2018 (#)	Special Incentive PSU Grant December 17, 2018 (#)	Annual Grant PSUs March 20, 2019 (#)	Promotion Related PSUs September 16, 2019 (#)	Total (#)
Melissa Smith	37,732	27,302	—	29,870	—	94,904
Roberto Simon	16,006	9,478	—	9,740	—	35,224
Scott Phillips	11,434	9,478	—	9,092	—	30,004
Joel Dearborn	1,714	4,170	—	8,442	—	14,326
Robert Deshaies	1,714	1,136	4,232	1,138	2,820	11,040

Grant Date	Stock Award Vesting Schedule (Assuming Performance Conditions are Met and PSUs have converted to RSUs)
March 20, 2017	Vests in full on the third anniversary of the grant date.
March 15, 2018	Vests in full on the third anniversary of the grant date.
December 17, 2018	Vests in full on March 15, 2022.
March 20, 2019	Vests in full on the third anniversary of the grant date.
September 16, 2019	Vests in full on March 20, 2022.
(6) Value as calculated based on the closing price of the Company’s common stock ($209.46) on December 31, 2019 assuming maximum performance conditions are met.

56 WEX Inc.

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2019 Option Exercises and Stock Vested
The following table represents stock options exercised and stock vested in 2019 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Melissa Smith	8,056	$1,069,756	23,191	$4,185,411
Roberto Simon	7,651	$939,783	15,145	$2,732,461
Scott Phillips	—	—	1,159	$212,582
Joel Dearborn	—	—	963	$190,155
Robert Deshaies	—	—	3,997	$720,283
2019 Non-Qualified Deferred Compensation
The following table represents the amounts deferred by each of the named executive officers in the: 2005 EDCP; 2017 EDCP; and the SERP. The SERP, which was frozen to new contributions on December 31, 2004, the 2005 EDCP, which was frozen to new contributions on December 31, 2017, and the 2017 EDCP are described in the Nonqualified Deferred Compensation section of the CD&A.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Melissa Smith	SERP	—	—	35,545	—	146,497(4)
	2005 EDCP	—	—	151,289	24,194	722,752
	2017 EDCP	150,926	60,370	28,273	—	467,330
Roberto Simon	2005 EDCP	—	—	47,297	—	447,343
	2017 EDCP	97,584	23,420	4,207	—	263,200
Scott Phillips	2005 EDCP	—	—	14,474	—	51,020
	2017 EDCP	36,964	22,178	2,913	—	119,511
Joel Dearborn	2005 EDCP	—	—	—	—	—
	2017 EDCP	17,025	17,025	3,884	—	81,832
Robert Deshaies	2005 EDCP	—	—	—	—	—
	2017 EDCP	—	—	6,282	—	51,338

(1)	The amounts shown in this column have been reported in Salary and/or Non-Equity Incentive Plan Compensation of the Summary Compensation Table for 2019.

(2)
Participant contributions to the 2017 EDCP are matched on annual short term incentive program payments only. WEX matches the executives’ short-term incentive deferral up to a maximum of 6% of their total short term incentive program award. The amounts shown in this column have been reported in the All Other Compensation column of the Summary Compensation Table for 2019.

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(3)
Earnings on the SERP are included in the Summary Compensation Table. The Company does not pay above-market interest rates on the 2005 EDCP and 2017 EDCP, and thus earnings on the 2005 EDCP and 2017 EDCP are not included in the Summary Compensation Table.

(4)	Includes the earnings and balance on December 31, 2019 of the SERP, which is explained in the Nonqualified Deferred Compensation Section of the CD&A.
(5)Portions of the amounts shown in this column have been reported in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns of the Summary Compensation Table in previous years, to the extent these officers were NEOs in previous years, as follows:

Name	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Melissa Smith	$36,481	$652,167	$427,742	$1,116,390
Roberto Simon	$—	$569,754	$105,682	$675,436
Scott Phillips	$—	$99,298	$59,578	$158,876
Joel Dearborn	$—	$—	$—	$—
Robert Deshaies	$—	$—	$—	$—

During the year ended December 31, 2019, participants were given the opportunity to select among various funds in the SERP, 2005 EDCP and 2017 EDCP. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2019. The investment alternatives in the 2005 and 2017 EDCPs are the same as those available under our 401(k) plan with the exception of the iShares S&P 500 Index Fund, Vanguard Extended Market Index Fund and Retirement Services Money Fund. The comparable funds used in the 401(k) are the Northern Trust S&P 500, Northern Trust Extended Equity Market Index Fund and Wells Fargo Stable Return Fund, respectively.

SERP	2019 Rate of Return
Fidelity VIP Government Money Market	1.59%
General Fixed 5 Year	3.00%
Principal Global Investors Core Plus Bond	9.35%
Principal Global Investors Diversified Balanced	17.93%
Principal Global Investors Diversified International	22.17%
Principal Global Investors MidCap	42.50%
Principal Government & High Quality Bond	6.01%
Principal Global Investors Equity Income Account	28.55%
T. Rowe Price LargeCap Growth	34.35%
2005 EDCP and 2017 EDCP
The Oakmark Equity & Income Fund	19.31%
Deutsche Real Estate Securities Fund (A)	29.66%
American EuroPacific Growth Fund (R-4)	27.40%
iShares S&P 500 Index Fund	31.34%
MFS Value Fund CL R4	30.08%

58 WEX Inc.

EXECUTIVE COMPENSATION

Oppenheimer Developing Markets Fund (A)	24.53%
PRIMECAP Odyssey Stock Fund	27.14%
Principal High Yield Fund	13.88%
MainStay Large Cap Growth Fund	33.87%
AllianceBernstein Discovery Value Fund	20.17%
Vanguard Extended Market Index Fund	28.03%
Wells Fargo Discovery Fund	39.74%
Metropolitan West Total Return Bond Fund	9.23%
T. Rowe Price Retirement Balance Inv	15.46%
T. Rowe Price 2005 Retirement	14.69%
T. Rowe Price 2010 Retirement	16.31%
T. Rowe Price 2015 Retirement	17.55%
T. Rowe Price 2020 Retirement	19.45%
T. Rowe Price 2025 Retirement	21.15%
T. Rowe Price 2030 Retirement	22.68%
T. Rowe Price 2035 Retirement	23.90%
T. Rowe Price 2040 Retirement	24.89%
T. Rowe Price 2045 Retirement	25.52%
T. Rowe Price 2050 Retirement	25.57%
T. Rowe Price 2055 Retirement	25.52%
T. Rowe Price 2060 Retirement	25.48%
Retirement Reserves Money Fund	1.29%

2020 Proxy Statement 59

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Employment Agreements, Severance and Change in Control Benefits
The Company provides employment agreements, severance benefits and change of control benefits to attract and retain key executive officers. In the event, or threat, of a change in control transaction, these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan are intended to reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of their employment. These provisions represent competitive severance and change in control benefits based upon the review by the Committee.
The Committee reviews these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan periodically to assess whether the total value to an executive remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Committee.
The following provisions are in effect as of December 31, 2019:

		Ms. Smith	Mr. Simon	Mr. Dearborn	Mr. Deshaies	Mr. Phillips
Basic Severance Benefit(1)	Severance Payment	1.5x base salary plus 1x target bonus each paid in a lump sum or over 12 months at the Company’s election	1.5x base salary paid over an 18-month period plus pro rata portion of bonus in a lump sum	1.5x base salary paid over an 18-month period		1.5x base salary paid over an 18-month period plus pro rata portion of bonus payable in a lump sum
	Accelerated Vesting of Equity	1 year	None
	Health Benefit Continuation	One-time lump-sum cash payment equal to 12 x the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for participant’s group health coverage benefits.				Payment of 100 percent of the premium, including any additional administration fee, until the shorter of 12 months following termination date or the day COBRA eligibility ends.
Change in Control (CiC)(2) Severance Benefit Double Trigger: (requires CiC and loss of comparable position)	Severance Payment	2x base salary and 2x target bonus paid over a 24 month period
	Accelerated Vesting of Equity	100 percent (other than performance options which vest only if CiC price exceeds performance thresholds)		100 percent(3)
	Health Benefit Continuation	One-time lump-sum cash payment equal to 24 times the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for Participant’s group health coverage benefits.
Other Agreements(4)	Non-Compete(5)	2 years for without cause termination and constructive discharge with CiC; 1 year otherwise	1 year			2 years
Non-Solicitation(6)
Non-Disparagement(7)
	Non-Disclosure(8)	Indefinitely

(1)
Basic severance benefit is payable in the case of the executive officer resigning for “good reason” or if the executive officer is terminated “without cause,” each as defined in the WEX Inc. Executive Severance Pay and Change in Control Plan.

60 WEX Inc.

EXECUTIVE COMPENSATION

(2)
“Change in Control” means, in summary: (i) an acquisition of 50 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities of the Company excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. If an executive terminates and receives benefits under the 2010 Equity and Incentive Plan and 2019 Equity and Incentive Plan, and then is rehired, subsequent benefits may not be paid and/or reimbursement of a portion of benefits already paid can be required.

(3)
Upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the equity award agreement, then the equity award shall become immediately and fully vested, subject to any terms and conditions set forth in the 2010 Equity and Incentive Plan and 2019 Equity and Incentive Plan or imposed by the Committee.

(4)
In connection with any separation of employment by an executive officer, the officer shall execute and not timely revoke a separation agreement and release, in a form acceptable to the Company, in order to receive the basic severance and/or change in control severance benefits described. Each separation agreement shall include terms relating to non-competition, non-solicitation, non-disparagement and non-disclosure, as well as a release of claims. To the extent there is a violation of the restrictions or obligations in the separation agreement, the Company may cease future payments, obtain injunctive or other equitable relief or seek reimbursement of previously paid amounts, as well as any other remedies available to the Company under the WEX Inc. Executive Severance Pay and Change in Control Plan or applicable law.

(5)
Each of the executive officers has agreed to provisions which restrict the executive officer from performing any acts which advance the interests of any existing or prospective competitors of WEX during the period specified above.

(6)	Each of the executive officers has agreed to provisions which restrict the executive officer from soliciting customers or employees to terminate their relationship with the Company.

(7)
Each of the executive officers has agreed to provisions which restrict the executive officer from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.

(8)	Each of the executive officers has agreed to provisions which restrict the executive from disclosing confidential information as defined in the agreement.

2020 Proxy Statement 61

EXECUTIVE COMPENSATION

Potential Payments upon Termination of Employment
The following chart shows the payments to each named executive officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2019.

Named Executive Officer	Voluntary Termination or Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Change in Control With Termination ($)	Disability ($)	Death ($)(1)
Melissa Smith
Acceleration of Equity Awards(2)	—	$6,050,982	$13,424,011	—	$13,424,011
Salary and Benefits Continuation	—	$1,175,168	$1,580,336	—	—
Short Term Incentive Program	—	$1,078,000	$2,156,000	$1,078,000	$1,078,000
Non-Qualified Plan Payout(3)	$1,336,578	$1,336,578	$1,336,578	$1,336,578	$1,336,578
Total	$1,336,578	$9,640,728	$18,496,925	$2,414,578	$15,838,589
Roberto Simon
Acceleration of Equity Awards(2)	—	—	$5,004,878	—	$5,004,878
Salary and Benefits Continuation	—	$772,963	$1,045,925	—	—
Short Term Incentive Program	—	$400,000	$800,000	$400,000	$400,000
Non-Qualified Plan Payout(3)	$710,543	$710,543	$710,543	$710,543	$710,543
Total	$710,543	$1,883,506	$7,561,346	$1,110,543	$6,115,421
Scott Phillips
Acceleration of Equity Awards(2)	—	—	$4,295,421	—	$4,295,421
Salary and Benefits Continuation	—	$738,163	$1,001,325	—	—
Short Term Incentive Program	—	$380,000	$760,000	$380,000	$380,000
Non-Qualified Plan Payout(3)	$170,532	$170,532	$170,532	$170,532	$170,532
Total	$170,532	$1,288,695	$6,227,278	$550,532	$4,845,953
Joel Dearborn
Acceleration of Equity Awards(2)	—	—	$2,125,140	—	$2,125,140
Salary and Benefits Continuation	—	$620,168	$840,336	—	—
Short Term Incentive Program	—	—	$600,000	$300,000	$300,000
Non-Qualified Plan Payout(3)	$81,832	$81,832	$81,832	$81,832	$81,832
Total	$81,832	$702,000	$3,647,308	$381,832	$2,506,972
Robert Deshaies
Acceleration of Equity Awards(2)	—	—	$1,602,382	—	$1,602,382
Salary and Benefits Continuation	—	$232,788	$890,577	—	—
Short Term Incentive Program	—	—	$637,500	$318,750	$318,750
Non-Qualified Plan Payout(3)	$51,338	$51,338	$51,338	$51,338	$51,338
Total	$51,338	$284,126	$3,181,797	$370,088	$1,972,470

(1)	The Company's Short Term Incentive Program provides for a pro-rated lump sum payment at target in the event of death or disability.

(2)
For purposes of these calculations, the stock price used to calculate potential payments was the closing price on December 31, 2019, being $209.46. The officers identified above hold employee stock options that feature an exercise price of $104.95, $158.23 and $184.81.

(3)	As used in this table, Non-Qualified Plan Payout consists solely of the participants’ balances in their EDCP and SERP accounts.

62 WEX Inc.

EXECUTIVE COMPENSATION

Pay Ratio Disclosure
For 2019, our last completed fiscal year, the median annual total compensation of all employees, excluding our CEO, was $63,763 and the annual total compensation of our CEO was $6,482,394. Accordingly, the ratio of the CEO’s annual total compensation to the total annual compensation of the median employee was 102:1.
We are required to identify the median employee once every three years unless re-calculation of the median employee is necessary or appropriate in light of a change to our employee population or compensation arrangements that would significantly impact the pay ratio disclosure. In 2019, we acquired Noventis, Inc. and Pavestone Capital. As a result of these acquisitions, we increased our employee population by 2%. Given the increase in our employee population as a result of these acquisitions and organic growth in our employee base, we re-calculated our median employee.
This reflects analysis of our global workforce of 4,161 employees as of October 1, 2019. We used salary compensation to determine the median employee. Our estimate of salary for our full 2019 fiscal year included: (i) annual base salary and (ii) hourly salary rate times annual standard hours. For the 2019 calculation, our employee population data described above does not include 30 employees of Go Fuel Card which we acquired in July 2019 and 852 employees of Discovery Benefits, Inc. which we acquired in March 2019.
Our estimates were based on an analysis of the pay components and payrolls in each of the countries in which we operate. Cash compensation rates of employees paid in foreign currencies were converted into US dollars using foreign exchange conversion rates in effect on October 1, 2019 for determination of the median.
Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c) (2)(x) of Regulation S-K.
The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our company. We do not believe this information provides stockholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other company in any meaningful respect.

2020 Proxy Statement 63

AUDIT MATTERS

Proposal 3
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2020

In accordance with its Board-approved charter, the Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s consolidated financial statements. The Audit Committee has selected Deloitte & Touche LLP, or “D&T,” as the independent registered public accounting firm for the Company’s fiscal year 2020. D&T has audited the Company’s consolidated financial statements since 2003. The Audit Committee oversees and is ultimately responsible for the audit fee negotiations associated with our retention of D&T. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the external audit firm’s lead engagement partner, the Audit Committee, through the Audit Committee Chair as its representative, is directly involved in the selection of D&T’s new lead engagement partner.
Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will virtually attend the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.
The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent external audit firm is in our best interests and those of our stockholders. If this proposal is not approved by our stockholders at the 2020 annual meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.

We recommend a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020.

64 WEX Inc.

AUDIT MATTERS

Auditor Selection and Fees
Audit Selection
The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2020 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.
Audit Fees
The following is a description of the fees billed to the Company by D&T for the years ended December 31, 2019 and 2018:

	December 31,
	2019	2018
Audit Fees(1)	$6,551,817	$5,921,187
Audit-Related Fees(2)	134,752	62,661
Tax Fees(3)	575,245	449,379
All Other Fees (4)	4,990	—
Total	$7,266,804	$6,433,227

(1)
For professional services performed in connection with the annual audit of the consolidated financial statements included in the annual report on Form 10-K, quarterly reviews of the condensed consolidated financial statements included in quarterly reports on Forms 10-Q, annual audit of our internal control over financial reporting, as well as fees associated with the statutory audits of certain of our domestic and foreign entities.

(2)	For professional services performed in connection with the annual audit of the WEX Inc. Employee Savings Plan and certain agreed-upon procedures.

(3)	For tax compliance, tax advice and tax planning services performed in connection with domestic tax matters.

(4)	For accounting research tools.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The independent registered public accountant is not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c) (4) of Regulation S-X). The Chair of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.
Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.

2020 Proxy Statement 65

Audit Committee Report
The Board of Directors appointed us as an audit committee to monitor the integrity of WEX’s consolidated financial statements, its system of internal controls and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.
We are governed by a written charter adopted by the Board, which is available through the investor’s page of the Company’s website at www.wexinc.com.
Our committee consisted of four non-employee directors at the time that the actions of the committee described in this report were undertaken. Each member of the audit committee is “independent” within the meaning of the New York Stock Exchange rules and Rule 10A-3 under the Securities Exchange Act of 1934. WEX’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WEX’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by WEX’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of D&T, the Company’s independent registered public accounting firm for fiscal year 2019, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2019. We met with them, with and without WEX management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of WEX’s financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2019 with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2020.
We discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting and Oversight Board and the SEC.
In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed the disclosures with our independent registered public accounting firm, as well as other matters relevant to their independence from management and WEX. In evaluating the independence of our independent registered public accounting firm, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.
Based on our review and these meetings, discussions and reports, we recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2019 be included in the Annual Report on Form 10-K.
THE AUDIT COMMITTEE
Regina Sommer (Chair)
John Bachman
Susan Sobbott

66 WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP
Principal Stockholders
This table shows common stock that is beneficially owned by our directors, our named executive officers, our current directors and executive officers as a group and all persons known to us to own 5 percent or more of the Company’s outstanding common stock, as of March 17, 2020. The percent of outstanding shares reported below is based on 43,355,663 shares outstanding on March 17, 2020.
Amount and Nature of Shares Beneficially Owned

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Beneficially Owned(3)	Percent of Outstanding Shares
Principal Stockholders:
Wellington Management Group, LLP(4) 280 Congress Street Boston, MA 02210	3,943,657	—	3,943,657	9.1%
Janus Henderson Group plc(5) 201 Bishopsgate London EC2M 3AE, United Kingdom	3,569,875	—	3,569,875	8.2%
The Vanguard Group, Inc.(6) 100 Vanguard Blvd Malvern, PA 19355	4,048,312	—	4,048,312	9.3%
BlackRock, Inc.(7) 55 East 52nd Street New York NY 10055	3,906,948	—	3,906,948	9.0%
Eaton Vance Management(8) 2 International Place Boston, MA 02110	2,221,492	—	2,221,492	5.1%
Named Executive Officers and Directors:
Melissa Smith	48,915	40,551	89,466	*
Roberto Simon(9)	9,622	17,437	27,059	*
Scott Phillips	10,247	12,575	22,822	*
Joel Dearborn	3,782	2,278	6,060	*
Robert Deshaies	5,997	1,873	7,870	*
John E. Bachman	2,363	662	3,025	*
Daniel Callahan	—	1,156	1,156	*
Michael E. Dubyak	32,134	907	33,041	*
Shikhar Ghosh	3,712	662	4,374	*

2020 Proxy Statement 67

INFORMATION ABOUT STOCK OWNERSHIP

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Beneficially Owned(3)	Percent of Outstanding Shares
Rowland T. Moriarty(10)	49,428	736	50,164	*
James Neary	2,363	662	3,025	*
Stephen Smith	—	—	—	*
Susan Sobbott	—	1,156	1,156	*
Regina O. Sommer	6,286	662	6,948	*
Jack VanWoerkom	—	662	662	*
Directors and Executive Officers as a Group (20 Persons)(11)	210,577	119,813	330,390	*

*	Less than 1%

(1)	Unless otherwise noted, the business address for the individual is care of WEX Inc., 97 Darling Avenue, South Portland, ME 04106.

(2)
Unless otherwise noted, includes shares for which the named person or entity has sole voting and investment power or has shared voting and investment power, including with his or her spouse. Excludes shares that may be acquired through stock option exercises or through the vesting of restricted stock units. This table does not include the following number of shares that will be acquired by our non-employee directors 200 days after their separation from our Board: 40,195 shares by Mr. Ghosh; 11,999 shares by Dr. Moriarty; 6,564 shares by Ms. Sommer; 6,606 shares by Mr. VanWoerkom; and 299 shares by Mr. Callahan.

(3)
Includes shares that can be acquired through stock option exercises or the vesting of restricted stock units through May 16, 2020. Excludes shares that may not be acquired until on or after May 17, 2020.

(4)
This information was reported on a Schedule 13G/A filed with the SEC on January 28, 2020. Each of Wellington Management Group, LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 3,454,252 shares and shared dispositive power with respect to 3,943,657 shares. Wellington Management Company LLP has shared voting power with respect to shares 3,321,191 and shared dispositive power with respect to 3,731,281 shares. The securities reported are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP (the “Investment Advisors”), including: Wellington Management Company LLP , Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Investment Advisors. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The percentage reported in the table above is based on the assumption that Wellington Management Group LLP has beneficial ownership of 3,943,657 shares of common stock on March 17, 2020.

(5)
This information was reported on a Schedule 13G/A filed by Janus Henderson Group plc (“Janus Henderson”) with the SEC on February 14, 2020. The Schedule 13G/A reported that Janus Henderson has shared voting power and shared dispositive power over 3,569,875 shares. The percentage reported is based on the assumption that Janus Henderson has beneficial ownership of 3,569,875 shares of common stock on March 17, 2020.

(6)
This information was reported on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 12, 2020. The Schedule 13G/A reported that Vanguard has sole voting power over 24,877 shares, shared voting power over 8,473 shares, sole dispositive power over 4,020,516 shares and shared dispositive power over 27,796 shares. The percentage reported is based on the assumption that Vanguard has beneficial ownership of 4,048,312 shares of common stock on March 17, 2020.

(7)
This information was reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 6, 2020. The Schedule 13G/A reported that BlackRock has sole voting power over 3,745,152 shares and has sole dispositive power over 3,906,948 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 3,906,948 shares of common stock on March 17, 2020.

(8)
This information was reported on a Schedule 13G/A filed by Eaton Vance Management (“Eaton Vance”) with the SEC on February 13, 2020. The Schedule 13G/A reported that Eaton Vance has sole voting power over and sole dispositive power over 2,221,492 shares. The percentage reported is based on the assumption that Eaton Vance has beneficial ownership of 2,221,492 shares of common stock on March 17, 2020.

(9)	Includes 80 shares held indirectly in the WEX Inc. 401(k) Plan. Mr. Simon disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(10)
Includes 34,978 shares held indirectly through Rubex, LLC and 13,600 shares held indirectly through the Moriarty Family Charitable Trust. Dr. Moriarty is the Chief Investment Officer of Rubex, LLC and disclaims beneficial ownership of the shares held by Rubex, LLC except to the extent of his pecuniary interest in them. Dr. Moriarty disclaims beneficial ownership of the shares of Moriarty Family Charitable Trust except to the extent of his pecuniary interest in them.

(11)	In addition to the named executive officers and directors included in this table, five other executive officers were members of this group as of March 17, 2020.

68 WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2019. The Company’s equity plans include the 2010 Equity and Incentive Plan and the 2019 Equity and Incentive Plan, each of which were approved by our stockholders

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted and Deferred Stock Units and Performance Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by Company stockholders	2,091,757(1)	115.82(2)	3,636,544(3)

(1)
Includes 687,796 shares of common stock under the 2010 and 2019 Equity and Incentive Plans subject to PSUs assuming that the target level of performance conditions were achieved. If the highest level of performance conditions were assumed for such PSUs, the total number of shares of common stock to be issued upon settlement of such awards as of December 31, 2019 would be 1,373,750.

(2)
Weighted average exercise price does not take into account the 414,875 shares of common stock subject to outstanding RSUs, the 96,884 shares of common stock subject to outstanding DSUs or the 687,796 shares of common stock subject to outstanding PSUs. Such shares of common stock will be issued at the time such awards vest, without any cash consideration payable for those shares.

(3)
The 2019 Equity and Incentive Plan permits the award of incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, director awards, other stock-based and cash-based awards and performance awards. The 2019 Equity and Incentive Plan authorizes a number of shares for issuance equal to the sum of (i) 3,700,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,501,676) as is equal to (a) the number of shares of the common stock reserved for issuance under the 2010 Equity and Incentive Plan that remained available for grant under that plan immediately prior to May 9, 2019 and (b) the number of shares of common stock subject to awards granted under the Company’s 2010 Equity and Incentive Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. To the extent a share that is subject to an award granted under the 2010 Equity and Incentive Plan that counted as 1.53 shares against such plan’s share reserve is made available for the award of future grants under the 2019 Equity and Incentive Plan, the share reserve of the 2019 Plan will be credited with 1.53 shares. Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the 2019 Plan will increase the 2019 Plan’s share reserve by one share. Under the 2019 Equity and Incentive Plan, any award of restricted stock, RSU, or other stock-based award with a per share price or per unit purchase price lower than 100% of the fair market value per share of common stock on the date of grant shall be counted against share limits as 1.7 shares for each one share of applicable award. The Board may not make new awards under the 2010 Equity and Incentive Plan.

2020 Proxy Statement 69

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of WEX Inc. for use at our annual meeting of stockholders to be held on Thursday, May 14, 2020 via the Internet at a virtual web conference at https://web.lumiagm.com/289188153. The password for the meeting is wex2020. The proxy statement describes the proposals on which you may vote as a stockholder and contains important information to consider when voting.
We are making this proxy statement, our annual report to stockholders and our proxy card available to stockholders on or about April 22, 2020.
Your vote is important. Please submit your vote as soon as possible even if you plan to virtually attend the annual meeting online.
Why is the 2020 annual meeting of stockholders a virtual, online meeting?
To support the health and well-being of our stockholders and employees in light of the recent coronavirus (COVID-19) outbreak, our 2020 annual meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2020 annual meeting of stockholders by enabling stockholders to participate remotely from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the annual meeting?
We will host the annual meeting live online via at a virtual web conference at https://web.lumiagm.com/289188153. You may attend the annual meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2020. The audio webcast will start at 8:00 a.m., ET, on Thursday, May 14, 2020. You will need the digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials in order to be able to enter the annual meeting online and vote. Instructions on how to attend and participate online are posted at https://go.lumiglobal.com/faq.
Online check in will begin at 7:00 a.m., ET on Thursday, May 14, 2020, and you should allow ample time for the online check-in proceedings. Please refer to https://go.lumiglobal.com/faq or e-mail support@lumiglobal.com if you require any assistance attending the virtual web conference.
Who can attend and participate in the annual meeting?
Stockholders who owned the Company’s common stock at the close of business on March 17, 2020, the record date, may attend the annual meeting online and vote at the annual meeting of stockholders. Each share is entitled to one vote. There were 43,355,663 shares of common stock outstanding on the record date.

70 WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials, including this proxy statement and our annual report, over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials, referred to in this proxy statement as the Notice, to our stockholders entitled to vote at the annual meeting with instructions for accessing the proxy materials and voting over the Internet. We mailed the Notice on or about April 22, 2020 to all stockholders entitled to vote at the annual meeting.
All stockholders entitled to vote at the annual meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, https://ir.wexinc.com/financials/proxy-statement. The Notice also contains instructions on how to request to receive a printed set of the proxy materials. You may request the printed proxy materials over the Internet at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials, by emailing info@astfinancial.com or by calling 888-776-9962 (domestic) or 718-921-8562 (international).
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone prior to the annual meeting, by requesting and returning a printed proxy card prior to the annual meeting or by voting online during the annual meeting.
May I see a list of stockholders entitled to vote as of the record date?
A list of registered stockholders as of the close of business on the record date will be available upon request for examination by the stockholders through https://web.lumiagm.com/289188153 during the whole time of the annual meeting.
How do I vote?
If the shares are registered directly in your name, you may vote in the following ways:

•
Vote over the Internet prior to the Annual Meeting: To vote over the Internet, please go to the following website: www.voteproxy.com and follow the instructions at that site for submitting your proxy electronically. You must submit your internet proxy before 11:59 p.m., Eastern Time, on Wednesday, May 13, 2020, the day before the annual meeting , for your vote to count.

•
Vote by Telephone prior to the Annual Meeting: To vote by telephone, please call 1-800-776-9437 (domestic) or 1-718-921-8500 (international) and follow the recorded instructions. You must submit your telephonic vote before 11:59 p.m., Eastern Time, on Wednesday, May 13, 2020, the day before the annual meeting, for your vote to count.

•
Vote by Mail prior to the Annual Meeting: If you have requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating your proxy card and mailing it in the enclosed prepaid and addressed envelope. Your proxy card must be received and tabulated no later than the closing of the polls for your proxy to be valid and your vote to count.

•
Vote Online while Virtually Attending the Annual Meeting: If you attend the annual meeting, you may vote your shares online while virtually attending the annual meeting by visiting https://web.lumiagm.com/289188153. the password for the meeting is wex2020. You will need your control number included on your proxy card or Notice in order to be able to vote during the annual meeting.

If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee, which may include instructions regarding your ability to vote by mail, by telephone or through the Internet. Holding shares in street name means you hold them through a bank, broker or other nominee, and as a result, the shares are not held in your individual name but through someone else. To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Please follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

2020 Proxy Statement 71

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 11:59 p.m., ET on May 7, 2020 You will receive a confirmation of your registration by email after we receive your registration materials. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
Given the impact of the COVID-19 pandemic, we strongly encourage you to vote Over the Internet or by Telephone as described above in advance of the meeting.
How do I vote my shares held in the WEX Inc. Employee Savings Plan?
If you participate in our WEX Inc. Employee Savings Plan, commonly referred to as the “401(k) Plan,” shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted by the trustee in accordance with your instructions, if they are received before 11:59 PM ET on May 11, 2020. Otherwise, if you do not provide instruction by such date, the share equivalents credited to your account will not be voted by the trustee. The shares held in the 401(k) Plan cannot be voted electronically during the annual meeting. Please refer to the “Information about Voting Procedures” section.
How do I submit a question at the annual meeting?
If you wish to submit a question, on the day of the annual meeting, beginning at 8:00 a.m., ET, you may log into the virtual meeting platform at https://web.lumiagm.com/289188153, type your question into the “Ask a Question” field, and click “Submit.” We will try to answer as many germane stockholder-submitted questions as time permits.  However, we reserve the right to exclude questions that are irrelevant to the business of the Company or of the Annual Meeting, related to material, nonpublic information, derogatory in nature, related to personal matters or personal grievances, or otherwise out-of-order or not otherwise suitable for the conduct of the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Germane questions received from stockholders during the virtual annual meeting, and their related responses, will be posted on the Company’s investor relations website at https://ir.wexinc.com/financials/proxy-statement as soon as practicable following the annual meeting.

72 WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

Information about Voting Procedures
How is my vote counted?
You may vote “for” or “against” or “abstain” from voting for each director nominee. If you abstain from voting on the nomination of any director nominee, it will not count as a vote “for” or “against” the nominee. Broker non-votes will not count as a vote “for” or “against” the nominee.
You may vote “for” or “against” or “abstain” from voting on the proposals regarding the advisory vote on executive compensation and ratification of the independent registered public accounting firm. If you abstain from voting on either of these proposals, it will have the same effect as a vote “against” the proposal.
If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:

•	for the three named nominees for director for three-year terms,

•	for the approval of an advisory (non-binding) vote on the compensation of our named executive officers,

•	for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
How many votes are required for the election of directors?
Under our By-Laws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the stockholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.

2020 Proxy Statement 73

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

How many votes are needed to approve the advisory (non-binding) vote on the compensation of our named executive officers and to ratify the selection of the independent registered public accounting firm?
The affirmative vote of the holders of a majority of the shares present at the meeting in person, or by proxy, and entitled to vote on the proposal is required for the approval of the advisory (non-binding) vote on the compensation of the named executive officers and the approval of the ratification of the selection of the independent registered public accounting firm. An abstention will be included in the denominator for purposes of determining the number of affirmative votes required for approval. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.
What is the difference between a “stockholder of record” and a “beneficial owner”?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record” or registered stockholder. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.”
What is a Broker Non-Vote?
A broker is entitled to vote shares held for a stockholder on “discretionary” matters without instructions from the beneficial owner of those shares. However, if a beneficial owner does not provide timely instructions, the broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur. The only matter at the 2020 annual meeting that is “discretionary” is the ratification of our independent registered public accounting firm. The other matters are “non-discretionary.” Please instruct your broker how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker regarding your ability to vote by telephone or through the Internet.
What if I do not vote?
The effect of not voting will depend on how your share ownership is registered. If you own shares as a “stockholder of record” or registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other nominee, who is the holder of record, may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, under stock exchange rules, if applicable, your bank, broker or other nominee will be able to vote your shares in its discretion regarding the ratification of the Company’s independent auditors. However, under stock exchange rules, if applicable, your bank, broker or other nominee will not be able to vote your shares in its discretion in the election of directors or, the advisory (non-binding) vote on the compensation of our named executive officers. Therefore, you must vote your shares if you want them to be counted for purposes of these votes.
What if I change my mind after I submit my proxy?
If your stock is registered directly in your name, you may revoke your proxy and change your vote by:

•
voting over the Internet or by telephone prior to the annual meeting as instructed above under “How do I vote?” Only your last Internet or telephone vote submitted prior to the annual meeting is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., ET, on Wednesday, May 13, 2020, the day before the annual meeting,

•	casting another vote with a later date and returning it before the polls close at the meeting as instructed above under “How do I vote?”. Only the last dated, valid proxy will be counted, or

•	voting online while virtually attending the annual meeting as instructed above under “How do I vote?”.

74 WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

If you hold your stock in “street name” and have instructed your bank, broker or nominee to vote the shares, you should follow the instructions provided by your bank, broker or other nominee to revoke your proxy and change your vote. You may also revoke your proxy and change your vote by participating in the meeting online and voting your shares electronically during the meeting, if you have a legal proxy from your bank, broker or other nominee and have followed the instructions above.
Any change to your voting instructions provided to the trustee with respect to voting the shares held in the WEX Employee Savings Plan must be provided to the trustee by 11:59 PM ET on May 11, 2020.
Your virtual attendance at the meeting alone, without voting electronically, will not automatically revoke your proxy.
What happens if a director nominee is unable to stand for election?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than three nominees.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding on the record date and entitled to vote.
Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. Shares of common stock that are present virtually during the annual meeting constitute shares of common stock represented “in person”. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What is the effect of not submitting my proxy if my shares are held in the WEX Inc. Employee Savings Plan?
The trustee for the WEX Inc. Employee Savings Plan, which is often referred to as the 401(k) plan, will not vote the shares of participants who do not give specific instructions as to how those shares should be voted. As a result, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
What does it mean if I receive more than one proxy card or Notice?
It means that you hold your shares in multiple accounts. Please follow the voting instructions on the proxy cards and Notices to be sure that all of your shares are voted.
Where do I find voting results of the meeting?
We will announce preliminary voting results during the annual meeting. We will also publish the preliminary or, if available, the final results in a current report on Form 8-K within four business days of the end of the meeting. You may access a copy of the current report on Form 8-K electronically on our website or through the SEC’s website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Who pays the cost for proxy solicitation?
The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. Should the Company decide to engage a proxy solicitor, the Company will bear the entire cost. Although the Company does not presently intend to use a proxy solicitor to solicit votes, employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. To the extent the Company deems it advisable, it will use a proxy solicitor to solicit votes. Employees do not receive additional compensation for soliciting proxies.

2020 Proxy Statement 75

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2021 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 23, 2020. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 14, 2021, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 annual meeting of stockholders.
If a stockholder wishes to present a proposal before the 2021 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received no earlier than January 14, 2021, nor later than February 13, 2021. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 14, 2021, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed.
Alternatively, under our recently-adopted “proxy access” provision in our Bylaws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. For a proxy access nomination to be considered timely for the 2021 annual meeting, it must be received in writing by the Secretary no earlier than December 15, 2020 nor later than January 14, 2021. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wexinc.com, under the Corporate Governance tab.
What is “householding”?
“Householding” means that we deliver a single set of proxy materials, annual report or Notice, as applicable, to households with multiple stockholders, provided such stockholders give their consent and certain other conditions are met.
Some households with multiple stockholders already may have provided the Company with their consent to householding. We will provide only one set of proxy materials or Notice, as applicable, to each such household, unless we receive contrary instructions.

76 WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

We will promptly deliver separate copies of our proxy statement and annual report, or Notice, if applicable, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 230-1633 or send your request to:

WEX Inc. Attention: Investor Relations — Annual Meeting 97 Darling Avenue South Portland, ME 04106 Email: investors@wexinc.com
If you currently receive multiple copies of the Company’s proxy materials or Notice, as applicable, and would like to participate in householding, please contact the Investor Relations department at the above phone number or address.
What is meant by “incorporation by reference”?
“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Information on the websites referred to in this proxy statement is not incorporated into this proxy statement. Based on SEC rules, the sections entitled “Audit Committee Report” and the “Compensation Committee Report,” of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.
You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company’s common stock.
How do I request future copies of your proxy materials?
The Notice contains instructions on how to request to receive a printed set of the proxy materials. You may request the printed proxy materials over the Internet at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials, by emailing info@astfinancial.com or by calling 888-776-9962 (domestic) or 718-921-8562 (international). If you require additional copies of these or any future proxy materials, please refer to the Investor Relations page of our website at www.wexinc.com or contact our Investor Relations office.
How do I request a copy of your annual report on Form 10-K?
We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations department at the above phone number or address.

2020 Proxy Statement 77

OTHER BUSINESS
We know of no other business to be considered at the meeting, and the deadline for stockholders to submit proposals or nominations has passed. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy, then, Melissa Smith or Roberto Simon will vote your shares on those matters according to her or his best judgment.

By Order of the Board of Directors,

Hilary A. Rapkin CHIEF LEGAL OFFICER
April 22, 2020
PORTLAND, MAINE

78 WEX Inc.

APPENDIX A
Reconciliation of performance measures to reported results for STIP, LTIP and Adjusted Net Income are located below.

(In thousands)	2019 STIP Compensation Adjusted Operating Income Reconciliation	2019 STIP Adjusted Revenue Reconciliation
2019 results as reported on a US GAAP Basis	$385,841	$1,723,691
Acquisition-related intangible amortization	$159,431
Other acquisition and divestiture related items	$37,675
Debt restructuring	$11,062
Stock-based compensation	$47,511
Restructuring and other costs	$25,106
Impairment charges and asset write-offs	$—
2019 results per adjusted reporting basis; total Company adjusted	$666,626	$1,723,691
Adjustment to 2019 actual for 2019 budget fuel prices	$(21,760)	$(25,916)
Adjustment to 2019 actual for 2019 foreign exchange rates	$4,977	$13,084
Adjustments to normalize acquisition close dates to budget as well as certain other non-recurring costs	$(22,094)	$(70,059)
2019 results adjusted for compensation attainment purposes	$627,749	$1,640,800

79 WEX Inc.

APPENDIX A

	LTIP Compensation ANI EPS Reconciliation				LTIP Non Fuel Sensitive Revenue
(In thousands)	2017	2018	2019	Total	2017	2018	2019	Total
2019 results as reported on a US GAAP Basis	3.71	3.86	2.26	9.83	1,248,577	1,492,639	1,723,691	4,464,907
Unrealized (gains) losses on financial instruments	(0.030)	(0.060)	0.79	0.70
Net foreign currency remeasurement (gain) loss	(0.730)	0.89	0.02	0.18
Acquisition-related intangible amortization	3.57	3.17	3.64	10.38
Other acquisition and divestiture related items	0.12	0.10	0.86	1.08
Debt restructuring and debt issuance cost amortization	0.24	0.32	0.48	1.04
Stock-based compensation	0.71	0.81	1.09	2.61
Restructuring and other costs	0.26	0.31	0.57	1.14
Gain on divestiture	(0.49)	—	—	(0.49)
Impairment charges	1.02	0.13	—	1.15
Non-cash adjustments related to tax receivable agreement	(0.35)	0.02	(0.02)	(0.35)
ANI adjustments attributable to non- controlling interests	(0.04)	(0.03)	1.21	1.14
Tax related items	(2.67)	(1.24)	(1.71)	(5.62)
2019 results per adjusted reporting basis; total Company adjusted	5.32	8.28	9.20	22.80	1,248,577	1,492,639	1,723,691	4,464,907
Adjustment for fuel prices (adjust for PPG impact to late fees which are not remove in the Fuel Sensitive Revenue adjustment below) and foreign exchange rates	—	(0.38)	(0.34)	(0.73)	(8,773)	(23,122)	(9,431)	(41,326)
Adjustment for 2017 tax reform	—	(1.24)	(1.38)	(2.62)	—	—	—	—
Adjustments for certain non-recurring items, including revenue recognition	—	—	—	—	—	(15,441)	(23,016)	(38,457)
Adjustments for Fuel Sensitive Revenue	—	—	—	—	(360,157)	(455,637)	(457,244)	(1,273,038)
2019 results adjusted for compensation attainment purposes	5.32	6.66	7.48	19.45	879,647	998,439	1,234,000	3,112,086

80 WEX Inc.

APPENDIX A

(in thousands)	2019	2018	2017
Net income attributable to stockholders	$99,006	$168,295	$160,062
Unrealized loss (gain) on financial instruments	34,654	(2,579)	(1,314)
Net foreign currency remeasurement loss (gain)	926	38,800	(31,487)
Acquisition-related intangible amortization	159,431	138,186	153,810
Other acquisition and divestiture related items	37,675	4,143	5,000
Gain on divestiture	—	—	(20,958)
Stock-based compensation	47,511	35,103	30,487
Restructuring and other costs	25,106	13,717	11,129
Impairment charges	—	5,649	44,171
Debt restructuring and debt issuance cost amortization	21,004	14,101	10,519
Non-cash adjustments related to tax receivable agreement	(932)	775	(15,259)
ANI adjustments attributable to non-controlling interests	53,035	(1,370)	(1,563)
Tax related items	(74,743)	(53,918)	(115,278)
Adjusted net income attributable to shareholders	$402,673	$360,902	$229,319

2020 Proxy Statement 81

ANNUAL MEETING OF STOCKHOLDERS OF

WEX INC.

May 14, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/289188153 (Password: wex2020) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003330300300000000 9 051420

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Whether or not you virtually attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by (i) signing and dating this proxy card and returning it by mail in the enclosed envelope, (ii) over the telephone at 1-800-776-9437 or 1-718-921-8500 (from foreign countries) or (iii) over the internet at www.voteproxy.com. If you decide to attend the annual meeting online and vote electronically during the meeting, you may then revoke your proxy. If you hold your stock in "street name," you should follow the instructions provided by your bank, broker or other nominee.

The Board of Directors recommends a vote FOR each nominee.

1. Election of Directors: To elect three directors for three-year terms.

	FOR	AGAINST	ABSTAIN
Susan Sobbott	☐	☐	☐
Stephen Smith	☐	☐	☐
James Groch	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

	FOR	AGAINST	ABSTAIN
2. Advisory (non-binding) vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

Note: Also includes authorization to vote on such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2020 Proxy Statement 82

0

WEX INC.

2020 ANNUAL MEETING OF STOCKHOLDERS - May 14, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melissa D. Smith and Roberto R. Simon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of WEX Inc. which the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting of Stockholders scheduled to be held at virtually at https://web.lumiagm.com/289188153, on Thursday, May 14, 2020, at 8:00 a.m., Eastern Time, or any adjournment or postponement thereof.

This proxy will be voted as specified, or if you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted as follows: for the three named nominees for director; for the approval of the Company's executive compensation of its named executive officers, and for the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm. If you sign and submit this proxy, Melissa D. Smith and Roberto R. Simon are authorized to vote your shares according to their best judgment on any other matters that are properly presented at the meeting, or at any adjournment or postponement thereof. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card.

(Continued and to be signed on the reverse side.)

1.1 14475

2020 Proxy Statement 83